Exhibit 4.1

PURCHASE CONTRACT AGREEMENT

Dated as of June 10, 2015

among

ANADARKO PETROLEUM CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Purchase Contract Agent and

as Attorney-in-Fact for the Holders from time to time as provided herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee under the Indenture referred to herein

i

PURCHASE CONTRACT AGREEMENT, dated as of June 10, 2015 among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. acting as purchase contract agent and attorney-in-fact for the Holders of Purchase Contracts (as defined herein) from time to time (the “Purchase Contract Agent”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., acting as trustee under the Indenture (as defined herein).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Agreement and the Units and Purchase Contracts issuable hereunder.

All things necessary to make the Units and the Purchase Contracts, when such are executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Units (including the constituent parts thereof) by the Holders thereof, it is mutually agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d) the following terms have the meanings given to them in this Section 1.01(d):

“Acceleration Date” has the meaning set forth in Section 4.10.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Agreement” or “Purchase Contract Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Anadarko Reorganization Event” has the meaning set forth in Section 5.02(b).

“APC Delisting” means that the APC Stock ceases to be listed for trading on at least one of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“APC Early Settlement Election” has the meaning set forth in Section 4.06(i)(i).

“APC Exchange Property” has the meaning set forth in Section 5.02(b).

“APC Fundamental Change Early Settlement Election” has the meaning set forth in Section 4.07(m)(i).

“APC Mandatory Settlement Election” has the meaning set forth in Section 4.05(b)(i).

“APC Reference Securities Exchange” means, as of any day, the NYSE or, if the APC Stock is not listed on the NYSE as of such day, the principal other United States national or regional securities exchange on which the APC Stock is then listed or, if the APC Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the APC Stock is then listed or admitted for trading.

“APC Settlement Election” means each of an APC Mandatory Settlement Election, an APC Early Settlement Election and an APC Fundamental Change Early Settlement Election.

“APC Stock” means the common stock, par value $0.10 per share, of the Company as it existed on the date of this Agreement, subject to Section 5.02(b).

“Applicable Market Value” (i) with respect to WGP Common Units means the average of the Daily VWAPs of the WGP Common Units for the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, subject to adjustment as provided in Article 5 and (ii) with respect to APC Stock means the average of the Daily VWAPs of the APC Stock for the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, subject to adjustment as provided in Article 5.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Applicants” has the meaning set forth in Section 8.12(b).

“Bankruptcy Event” means the occurrence of one or more of the following events:

(a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law and if such decree or order shall have been entered more than 60 days prior to the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(b) a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and if such decree or order shall have been entered more than 60 days prior to the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(c) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar foreign, federal or state law for the relief of debtors.

“Beneficial Holder” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Clause (I) Distribution” has the meaning set forth in Section 5.01(a)(iii).

“Clause (II) Distribution” has the meaning set forth in Section 5.01(a)(iii).

“Clause (III) Distribution” has the meaning set forth in Section 5.01(a)(iii).

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986 (title 26 of the United States Code), as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, and, in each case, not entitled to any preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to Article 10, and thereafter “Company” shall mean such successor.

“Component Note” means a Note, in global form and attached to a Global Unit, that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the security register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“Component Purchase Contract” means a Purchase Contract, in global form and attached to a Global Unit, that (a) shall evidence the number of Purchase Contracts specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Purchase Contract forms a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the designated office of the Purchase Contract Agent at which at any particular time its corporate trust business in respect of this Agreement shall be administered and which, at the date hereof, is located at 601 Travis Street, 16th Floor, Houston, Texas 77002 Attention: Corporate Trust Administration, and for purposes of Section 11.02 is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or at such other address as the Purchase Contract Agent may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Purchase Contract Agent.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily VWAP” (i) with respect to the WGP Common Units means, on any date of determination, the per WGP Common Unit volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page WGP <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one WGP Common Unit on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company), (ii) with respect to the APC Stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page APC <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of the APC Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company) and (iii) with respect to any Merger Common Equity means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the applicable Bloomberg page for such Merger Common Equity in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of the Merger Common Equity on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“default” means any failure to comply with terms of this Agreement or any covenant contained herein.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.06, Section 3.07, Section 3.08 and Section 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Determination Date” means each of (a) in the case of a settlement of Purchase Contracts on the Mandatory Settlement Date, the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, (b) any Early Settlement Date, (c) any Fundamental Change Early Settlement Date, and (d) any Acceleration Date.

“DTC” means The Depository Trust Company.

“DWAC System” has the meaning set forth in Section 2.03(a).

“Early Settlement” means, in respect of any Purchase Contract, that the Holder of such Purchase Contract has elected to settle such Purchase Contract early pursuant to Section 4.06 or Section 4.07, as the case may be.

“Early Settlement Date” means, for any Purchase Contract for which an Early Settlement is effected: (a) if the Company does not make any APC Early Settlement Election with respect to such Early Settlement and all conditions for effecting such Early Settlement set forth in Section 4.06(b) (including, if applicable, the condition set forth in Section 4.06(b)(ii)) are satisfied before the close of business on any Business Day, such Business Day; (b) if the Company does not make any APC Early Settlement Election with respect to such Early Settlement and all conditions for effecting such Early Settlement set forth in Section 4.06(b) (including, if applicable, the condition set forth in Section 4.06(b)(ii)) are satisfied at or after the close of business on any Business Day or at any time on a day that is not a Business Day, the Business Day next succeeding such day; and (c) if the Company makes an APC Early Settlement Election with respect to such Early Settlement, the last Trading Day of the 20 consecutive Trading Day period during which the Early Settlement Market Value of WGP Common Units and APC Stock is determined.

“Early Settlement Market Value” means, (i) with respect to WGP Common Units, the average of the Daily VWAPs of the WGP Common Units for the 20 consecutive Trading Days beginning on, and including, the second Trading Day immediately following the Early Settlement Notice Date and (ii) with respect to APC Stock, the average of the Daily VWAPs of the APC Stock for the 20 consecutive Trading Days beginning on, and including, the second Trading Day immediately following the Early Settlement Notice Date.

“Early Settlement Notice” has the meaning set forth in Section 4.06(b)(i)(A).

“Early Settlement Notice Date” has the meaning set forth in Section 4.06(c).

“Early Settlement Rate” means, for any Purchase Contract in respect of which Early Settlement is applicable, 90% of the Minimum Settlement Rate as of the Early Settlement Date, rounded to the nearest 1/10,000th of a WGP Common Unit, unless the Holder of such Purchase Contract has elected to settle such Purchase Contract early in connection with a Fundamental Change pursuant to Section 4.07, in which case the “Early Settlement Rate” for such Purchase Contract means the Fundamental Change Early Settlement Rate.

“Early Settlement Right” has the meaning set forth in Section 4.06(a).

“Early Settlement Value” has the meaning set forth in Section 4.06(i)(i).

“Effective Date” has the meaning set forth in Section 4.07(e).

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“ERISA” has the meaning set forth in Section 4.02(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Exchange Property” means each of APC Exchange Property and WGP Exchange Property.

“Ex-Date” when used with respect to any issuance, dividend or distribution, means the first date on which WGP Common Units trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from WGP or, if applicable, from the seller of the WGP Common Units on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors, as evidenced by a Board Resolution.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Fixed Settlement Rate” has the meaning set forth in Section 4.01(c).

“Foreign Reorganization” means any merger of the Company with or into, consolidation of the Company with, or sale, assignment, transfer, lease or conveyance of all or substantially all of the Company’s properties and assets to, any Person or entity where the resulting, surviving or transferee entity (if not the Company) is an entity that is not organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

“Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(a) WGP Common Units (or other common stock or other Common Equity receivable upon settlement of the Purchase Contracts, if applicable (other than, for the avoidance of doubt, APC Stock as a result of any APC Settlement Election, except in connection with any WGP Reorganization Event that results in the WGP Exchange Property being comprised of, in whole or in part, APC Stock)) cease to be listed for trading on at least one of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

(b) the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of WGP or any sale, lease or other transfer of all or substantially all of the consolidated assets of WGP and its Subsidiaries) or a series of related transactions or events pursuant to which:

(i) 90% or more of the WGP Common Units are exchanged for, converted into or constitute solely the right to receive cash, securities or other property; and

(ii) more than 10% of such cash, securities or other property does not consist of shares of common stock or other Common Equity that are, or that upon issuance will be, listed for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market;

(c) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the WGP Common Units;

(d) the Company or a “group” that includes the Company within the meaning of Section 13(d) of the Exchange Act, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 90% of the WGP Common Units;

(e) any general partner of WGP ceases to be a Wholly Owned Subsidiary of the Company;

(f) WGP’s general partner(s) approve WGP’s liquidation, dissolution or termination; or

(g) in connection with any Foreign Reorganization, the earliest to occur of the public announcement of (i) the Board of Directors’ recommendation of such Foreign Reorganization, (ii) the Board of Directors’ approval of such Foreign Reorganization, and (iii) the Company’s shareholders’ approval of such Foreign Reorganization.

If any transaction occurs in which WGP Common Units are replaced by the securities of another entity, following completion of any related Fundamental Change Early Settlement Period (or, in the case of a transaction that would have been a Fundamental Change but for clause (b)(ii) of the definition thereof, following the effective date of such transaction) references to WGP in this definition shall instead be references to such other entity.

“Fundamental Change Early Settlement” means, in respect of any Purchase Contract, that the Holder of such Purchase Contract has elected to settle such Purchase Contract early pursuant to Section 4.07.

“Fundamental Change Early Settlement Date” means, for any Purchase Contract for which a Fundamental Change Early Settlement is effected: (a) in the case of a Fundamental Change described in clause (b) of the definition of “Fundamental Change” in which holders of WGP Common Units receive only cash in exchange for their WGP Common Units in such Fundamental Change, the Business Day on which the Holder of such Purchase Contract complies with the requirements for exercising such Fundamental Change Early Settlement Right set forth in Section 4.07(c)(i) (or, if such Holder complies with such requirements at or after the close of business on any Business Day or at any time on a day that is not a Business Day during the Fundamental Change Early Settlement Period, the next succeeding Business Day) and (b) in all other cases, the later of (1) the last day of the Fundamental Change Early Settlement Period for any Holder who complies with the requirements for exercising the Fundamental Change Early Settlement Right set forth in Section 4.07(c)(i) in respect of its Purchase Contracts prior to the close of business on such day and (2) if the Company is to settle the relevant Purchase Contracts in WGP Common Units and a Registration Statement is required pursuant to Section 4.07(c)(ii) in respect of such settlement, the date on which an effective Registration Statement with respect to the WGP Common Units and other securities, if any, deliverable upon settlement of such Purchase Contracts is available.

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 4.07(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 4.07(e).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 4.07(a).

“Fundamental Change Early Settlement Value” has the meaning set forth in Section 4.07(m)(i).

“Fundamental Change Market Value” means, for any Purchase Contract in respect of which Section 4.07(m) is applicable, the average of the Daily VWAPs of the APC Stock for the 20 consecutive Trading Days beginning on, and including, the third Trading Day immediately following the Effective Date of the applicable Fundamental Change.

“Global Note” means a Note, as defined in the Indenture, in global form that (a) shall evidence the number of Separate Notes specified therein, (b) shall be registered on the security register for the Notes in the name of the Depositary or its nominee, and (c) shall be held by the Trustee as custodian for the Depositary.

“Global Purchase Contract” means a Purchase Contract in global form that (a) shall evidence the number of Separate Purchase Contracts specified therein, (b) shall be registered on the Security Register in the name of the Depositary or its nominee, and (c) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit, a Global Purchase Contract or a Global Note, as applicable.

“Global Unit” means a Unit in global form that (a) shall evidence the number of Units specified therein, (b) shall be registered on the Security Register in the name of the Depositary or its nominee, (c) shall include, as attachments thereto, a Component Note and a Component Purchase Contract, evidencing, respectively, a number of Notes and a number of Purchase Contracts, in each case, equal to the number of Units evidenced by such Unit in global form, and (d) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register, and with respect to a Note, the Person in whose name the Note is registered as provided for in the Indenture; provided, however, that in determining whether the Holders of the requisite number of Units or Purchase Contracts, as the case may be, have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Units or Purchase Contracts, as the case may be, remain in the form of one or more Global Securities and if the Depositary that is the registered holder of such Global Security has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units or Purchase Contracts, as the case may be, are credited on the related record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Holders.

“Indenture” means the Indenture for Debt Securities, dated as of September 19, 2006, between the Company and the Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by the Third Supplemental Indenture, dated as of June 10, 2015, between the Company and the Trustee, pursuant to which the Notes will be issued.

“Initial Dividend Threshold” has the meaning set forth in Section 5.01(a)(iv).

“Installment Payment” has the meaning set forth in the Indenture.

“Installment Payment Date” has the meaning set forth in the Indenture.

“Issue Date” means June 10, 2015.

“Issuer Order” means a written request or order signed in the name of the Company by any two of the Chairman of the Board, a Vice Chairman of the Board, a President, a Vice

President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, or any other officer or officers of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Purchase Contract Agent from time to time, and delivered to the Purchase Contract Agent and/or the Trustee.

“Mandatory Settlement Date” means the Scheduled Mandatory Settlement Date, subject to acceleration pursuant to Section 4.10; provided that, if one or more of the 20 Scheduled Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date is not a Trading Day, the “Mandatory Settlement Date” shall be postponed until the third Scheduled Trading Day immediately following the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value of WGP Common Units is determined.

“Mandatory Settlement Value” has the meaning set forth in Section 4.05(b)(i).

“Market Disruption Event” means (a) a failure by the WGP Reference Securities Exchange (or, if the Company has made an APC Settlement Election, any Reference Securities Exchange) to open for trading during its regular trading session, (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding permitted limits or otherwise) in WGP Common Units or in any options contracts or future contracts relating to WGP Common Units or (c) only if the Company has made an APC Settlement Election, the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding permitted limits or otherwise) in the APC Stock or in any options contracts or future contracts relating to the APC Stock.

“Market Value” with respect to a Unit of Exchange Property has the meaning set forth in Section 5.02(c).

“Maximum Settlement Rate” has the meaning set forth under Section 4.01(b)(iii), subject to adjustment pursuant to the terms of Article 5.

“Merger Common Equity” has the meaning set forth in Section 5.02(g)(i).

“Merger Valuation Percentage” for any WGP Reorganization Event shall be equal to (x) the arithmetic average of the Daily VWAPs of one share of the Merger Common Equity over the relevant Merger Valuation Period, divided by (y) the arithmetic average of the Daily VWAPs of one WGP Common Unit over the relevant Merger Valuation Period.

“Merger Valuation Period” for any WGP Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such WGP Reorganization Event.

“Minimum Settlement Rate” has the meaning set forth under Section 4.01(b)(i), subject to adjustment pursuant to the terms of Article 5.

“Minimum Unit Price” has the meaning set forth under Section 4.07(g)(iii).

“Notes” means the series of notes designated as the 1.50% Senior Amortizing Notes due June 7, 2018 to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $10.9507.

“NYSE” means the New York Stock Exchange, Inc.

“Officers’ Certificate” means a certificate signed by any two of the following: the Chairman of the Board, a Vice Chairman of the Board, a President, a Vice President, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, or any other officer or officers of the Company designated in a writing by or pursuant to authority of the Board of Directors and delivered to the Purchase Contract Agent from time to time. Each such certificate shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel of the Company, who may be an employee of or counsel for the Company. Each such opinion shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“Outstanding Purchase Contracts” means, subject to the provisions of Section 6.03, as of the date of determination, all Purchase Contracts theretofor executed, authenticated on behalf of the Holder and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(a) Purchase Contracts theretofor cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(b) Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been executed, authenticated on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company.

“Participant” has the meaning set forth in Section 2.03(a).

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus” means the prospectus relating to the WGP Common Units or any securities deliverable in connection with an Early Settlement pursuant to Section 4.06 or a Fundamental Change Early Settlement pursuant to Section 4.07, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such prospectus.

“Prospectus Supplement” means the preliminary prospectus supplement of the Company dated June 3, 2015, as supplemented and/or amended by the pricing term sheet dated June 4, 2015, relating to the offering and sale of the Units.

“Purchase Contract” means a prepaid equity purchase contract obligating the Company to deliver WGP Common Units, subject to the Company’s ability to settle such purchase contract in shares of APC Stock, on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to Article 8, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03.

“Record Date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of WGP Common Units have the right to receive any cash, securities or other property or in which WGP Common Units are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the WGP Common Units entitled to receive such cash, securities or other property (whether such date is fixed by WGP’s general partner’s board of directors or by statute, contract or otherwise).

“Reference Price” means $58.20, subject to adjustment pursuant to Section 5.01(e).

“Reference Securities Exchange” means each of the APC Reference Securities Exchange and the WGP Reference Securities Exchange.

“Registration Statement” means a WGP registration statement under the Securities Act covering, inter alia, the securities deliverable by the Company in connection with an Early Settlement on the applicable Settlement Date under Section 4.06 or a Fundamental Change Early Settlement on the applicable Settlement Date under Section 4.07, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Reorganization Event” means each of an Anadarko Reorganization Event and a WGP Reorganization Event.

“Responsible Officer” means any officer of the Purchase Contract Agent with direct responsibility for the administration of this Agreement, and also means, with respect to a particular matter arising under this Agreement, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Scheduled Mandatory Settlement Date” means June 7, 2018.

“Scheduled Trading Day” is a day that is scheduled to be a Trading Day on the WGP Reference Securities Exchange (or, if the Company has made an APC Settlement Election, each Reference Securities Exchange). If WGP Common Units (or, if the Company has made an APC Settlement Election, either WGP Common Units or the APC Stock) are not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Note, as applicable.

“Security Register” has the meaning set forth in Section 3.05.

“Security Registrar” has the meaning set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Date” means any of the Mandatory Settlement Date or the third Business Day immediately following any Early Settlement Date or Fundamental Change Early Settlement Date.

“Settlement Rate” has the meaning set forth in Section 4.01(b).

“Share Cap” means 4.0 shares of APC Stock, subject to Section 5.03(a).

“Similar Laws” has the meaning set forth in Section 4.02(iv).

“Spin-Off” means a dividend or other distribution to all or substantially all holders of WGP Common Units consisting of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of WGP that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Stated Amount” means $50.

“Subsidiary” means, with respect to any Person, any other Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by such Person and/or one or more Subsidiaries of such Person. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

“Tender Offer Expiration Date” has the meaning set forth in Section 5.01(a)(v).

“Tender Offer Expiration Time” has the meaning set forth in Section 5.01(a)(v).

“Threshold Appreciation Price” means, on any date of determination, an amount equal to the Stated Amount, divided by the Minimum Settlement Rate as of such date of determination (such quotient rounded to the nearest $0.0001). The Threshold Appreciation Price shall initially be $69.8422.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Trading Day” means a day on which (a) there is no Market Disruption Event, (b) trading in WGP Common Units generally occurs on the WGP Reference Securities Exchange and (c) only if the Company has made an APC Settlement Election, trading in APC Stock generally occurs on the APC Reference Securities Exchange. If WGP Common Units (or, if the Company has made an APC Settlement Election, either WGP Common Units or APC Stock) are not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “Trading Day” means a Business Day.

“Trigger Event” has the meaning set forth in Section 5.01(a)(iii).

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 4, 2015, between the Company and the Underwriters named therein relating to the Units.

“Unit” means the collective rights of a Holder of a unit consisting of a single Purchase Contract and a single Note prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Unit of APC Exchange Property” has the meaning set forth in Section 5.02(b).

“Unit of Exchange Property” means each of a Unit of APC Exchange Property and a Unit of WGP Exchange Property.

“Unit of WGP Exchange Property” has the meaning set forth in Section 5.02(a).

“Unit Price” has the meaning set forth in Section 4.07(e).

“WGP” means Western Gas Equity Partners, LP.

“WGP Common Units” means the common units representing limited partner interests in WGP, as they existed on the date of this Agreement, subject to Section 5.02(a).

“WGP Exchange Property” has the meaning set forth in Section 5.02(a).

“WGP Reference Securities Exchange” means, as of any day, the NYSE or, if WGP Common Units are not listed on the NYSE as of such day, the principal other United States national or regional securities exchange on which WGP Common Units are then listed or, if WGP Common Units are not then listed on a United States national or regional securities exchange, the principal other market on which WGP Common Units are then listed or admitted for trading.

“WGP Reorganization Event” has the meaning set forth in Section 5.02(a).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “a majority” in the definition of “Subsidiary” shall be deemed replaced by a reference to “all”.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Purchase Contract Agent and/or Trustee to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent and/or Trustee, as applicable, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters relating to information that is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 1.03. Notices. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Purchase Contract Agent or by the Holders to or on the Company may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Purchase Contract Agent) to Anadarko Petroleum Corporation, 1201 Lake Robbins Dr., The Woodlands, Texas 77380, Attention: General Counsel. Any notice, direction, request or demand by the Company or any Holder to or upon the Purchase Contract Agent or the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Purchase Contract Agent or Trustee is filed by the Purchase Contract Agent or Trustee with the Company) to The Bank of New York Mellon Trust Company, N.A., 601 Travis Street, 16th Floor, Houston, Texas 77002 Attention: Corporate Trust Administration.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register; provided that, in the case of Global Units and Global Purchase Contracts, notice may be given in accordance with the Applicable Procedures of the Depositary. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be reasonably satisfactory to the Purchase Contract Agent shall be deemed to be sufficient notice.

Section 1.04. Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.05. Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.06. Separability Clause. In case any provision in this Agreement or in the Units or the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.07. Benefits of Agreement. Nothing in this Agreement, the Units or the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

Section 1.08. Governing Law. This Agreement, the Units and the Purchase Contracts and the rights and obligations of the parties hereto and thereto, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Section 1.09. Waiver of Jury Trial. The Company, the Purchase Contract Agent and the Trustee each waive its respective rights to trial by jury in any action or proceeding arising out of or related to the Purchase Contracts, this Agreement or the transactions contemplated hereby, to the extent permitted by law.

Section 1.10. Conflict with Indenture. To the extent that any provision of this Purchase Contract Agreement relating to or affecting the Notes conflicts with or is inconsistent with the Indenture, the Indenture shall govern.

Section 1.11. Legal Holidays. In any case where any Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, the settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Settlement Date, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay.

Section 1.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.13. Inspection of Agreement. A copy of this Agreement shall be available, upon reasonable notice to the Company, at all reasonable times during normal business hours at Anadarko Petroleum Corporation, 1201 Lake Robbins Dr., The Woodlands, Texas 77380 for inspection by any Holder or Beneficial Holder; provided that any such Holder or Beneficial Holder may make no more than two such inspections per calendar year.

Section 1.14. Calculations. The performance of any calculations to be made hereunder shall be the sole obligation of the Company, and neither the Purchase Contract Agent nor the Trustee shall have any obligation to make such calculations. These calculations include, but are not limited to, determination of the applicable Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value, the Early Settlement Market Value, the Fundamental Change Market Value, the Market Value and the Daily VWAPs, as the case may be. All such calculations made by the Company or its agent hereunder shall be made in good faith and, absent manifest error, shall be final and binding on the Purchase Contract Agent, the Trustee, each Paying Agent and the Holders. For any calculations to be made by the Company or its agent hereunder, the Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Trustee, and each of the Purchase Contract Agent and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company or its agent without independent verification, shall have no liability with respect thereto and shall have no liability to the Holders for any loss any of them may incur in connection with no independent verification having been done.

Section 1.15. UCC. Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

Section 1.16. USA PATRIOT Act. The Company acknowledges that in accordance with Section 326 of the USA PATRIOT Act, the Purchase Contract Agent and the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Purchase Contract Agent or the Trustee. The parties to this Agreement agree that they will provide the Purchase Contract Agent and the Trustee with such information as they may request in order for the Purchase Contract Agent and the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 1.17. FATCA. In order for the Purchase Contract Agent and the Trustee to comply with FATCA, the Company agrees (i) to use commercially reasonable efforts to provide to the Purchase Contract Agent and the Trustee sufficient information about transactions (including any modification to the terms of such transactions) relating to the Securities that is reasonably requested by the Purchase Contract Agent and the Trustee so that the Purchase Contract Agent and the Trustee can determine whether they have tax related obligations under FATCA, and (ii) that the Purchase Contract Agent and the Trustee shall be entitled to make any withholding or deduction from payments under this Agreement to the extent necessary to comply with FATCA. The terms of this Section 1.17 shall survive the satisfaction and discharge of this Agreement.

ARTICLE 2

UNIT AND PURCHASE CONTRACT FORMS

Section 2.01. Forms of Units and Purchase Contracts Generally. (a) The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

(b) The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

(c) The Units will initially be issued in the form of one or more fully registered Global Units as set forth in Section 3.06. The Purchase Contracts will initially be issued as Component Purchase Contracts substantially in the form of Attachment 3 to the form of Global Unit attached as Exhibit A hereto, and will be attached to the related Global Unit and registered in the name of The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact of the holder(s) of such Global Unit.

(d) Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

(e) Every Global Unit and Global Purchase Contract executed, authenticated on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT / PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02. Form of Certificate of Authentication. The form of certificate of authentication of the Units and Purchase Contracts shall be in substantially the form set forth in the form of Unit or form of Purchase Contract, respectively, attached hereto. Unless the certificate of authentication has been executed by the Purchase Contract Agent by manual signature, the Unit or Purchase Contract, as the case may be, shall not be entitled to any benefit under this Agreement or be valid or obligatory for any purpose.

Section 2.03. Global Securities; Separation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the third Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, a Holder or Beneficial Holder of a Unit may separate such Unit into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers (032511 123) and (032511 503), and that Unit will cease to exist. Beneficial interests in a Unit, and after separation, the Separate Purchase Contract and Separate Note, will be shown on and transfers will be effected through direct or indirect participants in DTC. Beneficial interests in Units, Separate Purchase Contracts and Separate Notes will be evidenced by Global Units, Global Purchase Contracts and Global Notes, respectively. In order to separate a Unit into its component parts, a Beneficial Holder must deliver written instruction to the broker or other direct or indirect participant (the “Participant”) through which it holds an interest in such Unit to notify DTC through DTC’s Deposit/Withdrawal at Custodian System (the “DWAC System”) of such Beneficial Holder’s election to separate such Unit, following which the Purchase Contract Agent or Trustee, as applicable, shall register (i) a decrease in the number of Units represented by the Global Unit and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding increase in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and the Global Note, respectively. If, however, such Unit is in the form of a Definitive Security in accordance with Section 3.09, the Holder thereof must deliver to the Purchase Contract Agent such Unit, together with a separation notice, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Separate Note for each such Unit. Separate Purchase Contracts and Separate Notes will be transferable independently from each other.

(b) Holders that elect to separate the Note and related Purchase Contract in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and neither the Company, the Purchase Contract Agent nor the Trustee shall be liable for any such fees or expenses.

Section 2.04. Recreation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the third Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, a Holder or Beneficial Holder of a Separate Purchase Contract and a Separate Note may recreate a Unit (which will thereafter trade under the CUSIP number (032511 404) for the Units), and each such Separate Purchase Contract and Separate Note will cease to exist. In order to recreate a Separate Purchase Contract and Separate Note into a Unit, a Beneficial Holder must deliver written instruction to the Participant through which it holds an interest in such Separate Purchase Contract and Separate Note to notify DTC through the DTC’s DWAC System of such Beneficial Holder’s election to recreate a Unit, following which the Purchase Contract Agent or Trustee, as applicable, shall register (i) an increase in the number of Units represented by the Global Unit and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding decrease in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and Global Note, respectively. If, however, such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one Unit in definitive form for such Definitive Securities.

(b) Holders that elect to recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and neither the Company, the Purchase Contract Agent nor the Trustee shall be liable for any such fees or expenses.

ARTICLE 3

THE UNITS AND PURCHASE CONTRACTS

Section 3.01. Amount and Denominations. The aggregate number of Units and Separate Purchase Contracts evidenced by Equity-Linked Securities executed, authenticated on behalf of the Holders and delivered hereunder is limited to 8,000,000 (as increased by a number equal to the aggregate number of additional Units, if any, purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), except for Units and Separate Purchase Contracts executed, authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, Section 3.05, Section 3.10 or Section 9.05.

Equity-Linked Securities that are not in the form of Global Securities shall be issuable in denominations of one Equity-Linked Security and integral multiples in excess thereof.

Section 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities. Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with (a) each such Unit representing the rights and obligations of the Holder thereof and of the Company under one Purchase Contract, and the rights and obligations of the Holder thereof and of the Company under one Note, and (b) each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and of the Company under one Separate Purchase Contract. In the case of a Unit, the Holder of such Unit shall, for all purposes hereunder and under the Indenture, be deemed to be the Holder of the Note and Purchase Contract that are components of such Unit.

If the Company has not made an APC Settlement Election, prior to the close of business on (x) the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value of WGP Common Units is determined with respect to any Purchase Contract or (y) if applicable, any earlier Determination Date with respect to such Purchase Contract (in each case, whether such Purchase Contract is held as a component of a Unit or as a Separate Purchase Contract), such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of WGP Common Units, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as a holder of WGP Common Units in respect of the meetings of holders of WGP Common Units or for the election of directors for any other matter, or any other rights whatsoever as a holder of WGP Common Units.

If the Company has made an APC Settlement Election, prior to the close of business on (x) the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value of WGP Common Units and APC Stock is determined with respect to any Purchase Contract or (y) if applicable, any earlier Determination Date with respect to such Purchase Contract (in each case, whether such Purchase Contract is held as a component of a Unit or as a Separate Purchase Contract), the shares of APC Stock issuable upon settlement of such Purchase Contract shall not be outstanding, and such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of APC Stock, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time (in the case of Purchase Contracts), to the Purchase Contract Agent and Trustee, if applicable, for authentication on behalf of the Holders and delivery, together with the Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and Trustee, if applicable, in accordance with such Issuer Order shall authenticate on behalf of the Holders and deliver such Equity-Linked Securities.

The Equity-Linked Securities shall be executed on behalf of the Company by any authorized officer of the Company and in the case of the Purchase Contracts, shall be executed on behalf of the Holders by any authorized officer of the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time. The signature of any such officer on the Equity-Linked Securities may be manual or facsimile.

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at the time of such signing a proper officer of the Company or, in the case of the Purchase Contracts, the Purchase Contract Agent, shall bind the Company and the Holders of Purchase Contracts, as the case may be, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of issuance of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent and Trustee (if applicable) by manual or facsimile signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Equity-Linked Securities. Pending the preparation of Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and, in the case of Units, Trustee, and the Purchase Contract Agent and, if applicable, Trustee shall authenticate on behalf of the Holders, and deliver, in lieu of such Definitive Equity-Linked Securities, temporary Equity-Linked Securities that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company will cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, if applicable, the Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, one or more

Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the Units or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

Section 3.05. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, if applicable, and the Purchase Contract Agent and Trustee, if applicable, shall authenticate on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized numbers and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall authenticate on behalf of the Holder, and deliver the Equity-Linked Securities which the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company or the Purchase Contract Agent on behalf of the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 9.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent and, in the case of Units, the Trustee shall not be obligated to authenticate on behalf of the Holder or deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the third Business Day immediately preceding the Scheduled Mandatory Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or cause to be delivered the WGP Common Units or shares of APC Stock, as the case may be, deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (if applicable, together with the Separate Note, if such Equity-Linked Security is a Unit).

Section 3.06. Book-Entry Interests. The Units, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Units shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Holder will receive a Definitive Unit representing such Beneficial Holder’s interest in such Global Unit, except as provided in Section 3.09. Unless and until definitive, fully registered Securities have been issued to Beneficial Holders pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) except as contemplated in the definition of “Holders” in Section 1.01(d), the Company shall treat the Depositary for all purposes of this Agreement (including settling the Purchase Contracts and receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Holders;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv) the rights of the Beneficial Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants, subject to Section 3.09.

Section 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Holders.

Section 3.08. Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Purchase Contracts, as the case may be.

Section 3.09. Definitive Securities. If:

(i) the Depositary is unwilling or unable to continue as depositary for the Global Securities and the Company is unable to find a qualified replacement for such Depository within 90 days;

(ii) at any time the Depositary ceases to be a Clearing Agency registered under the Exchange Act; or

(iii) an Event of Default (as defined in the Indenture), or any failure on the part of the Company to observe or perform any covenant or agreement in the Indenture, the Purchase Contracts or the Purchase Contract Agreement, has occurred and is continuing and a Beneficial Holder requests that its Securities be issued in physical, certificated form, then, in each case the Company shall execute, and the Purchase Contract Agent and/or the Trustee, as applicable, shall authenticate and deliver Definitive Securities representing an aggregate number of Securities with respect to the Global Security or Securities representing such Securities (or representing an aggregate number of Securities equal to the aggregate number of Securities in respect of which such Beneficial Holder has requested the issuance of Definitive Securities pursuant to clause (iii) above) in exchange for such Global Security or Securities (or portion thereof). Each Definitive Security so delivered shall evidence Units or Purchase Contracts or Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding the foregoing, the exchange of Global Notes for Notes in definitive form shall be governed by the Indenture.

Section 3.10. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, if applicable, the Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company, the Purchase Contract Agent and the Trustee (in the case of any Units) (i) evidence to their satisfaction of the destruction, loss or theft of any

Equity-Linked Security, and (ii) such security or indemnity satisfactory to them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent or the Trustee that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee (in the case of any Units), and the Purchase Contract Agent and the Trustee (in the case of any Units) shall authenticate on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall not be obligated to authenticate on behalf of the Holder, and deliver to the Holder, an Equity-Linked Security pursuant to this Section 3.10 on or after the third Business Day immediately preceding the Scheduled Mandatory Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder (if applicable), the Purchase Contract Agent shall, upon the applicable Settlement Date, deliver or arrange for delivery of the WGP Common Units deliverable (or, in the event that the Company elects to issue and deliver APC Stock, issue and deliver or arrange for the issuance and delivery of such issuable APC Stock) in respect of the Purchase Contracts evidenced by such Equity-Linked Security (if applicable, together with Separate Notes equal to the number of, and in the same form as, the Notes evidenced by such Equity-Linked Security if such Equity-Linked Security is a Unit).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (but only if such tax or charge is payable in respect of any registration of such new Equity-Linked Security in a name of a Person other than the Person in whose name the mutilated, destroyed, lost or stolen Equity-Linked Security was registered) and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

Section 3.11. Persons Deemed Owners. Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company, the Purchase Contract Agent and the Trustee, and any agent of the Company, the Purchase Contract Agent or the Trustee, may treat the Person in whose name such Equity-Linked Security is registered as the owner of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and neither the Company, the Purchase Contract Agent nor the Trustee, nor any agent of the Company, the Purchase Contract Agent or the Trustee, shall be affected by notice to the contrary.

None of the Purchase Contract Agent, Trustee, the Paying Agent and the Security Registrar shall have any responsibility or obligation to any Beneficial Holder of a Global Security, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, Beneficial Holder or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Agreement shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of Beneficial Holders of Global Securities shall be exercised only through the Depositary subject to its Applicable Procedures. The Purchase Contract Agent, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Holders. The Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Agreement relating to such Global Security (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to any Beneficial Holder) as the sole Holder of such Global Security and shall have no obligations to the Beneficial Holders thereof. None of the Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of the Beneficial Holders of any such Global Security, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or Beneficial Holder of such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Purchase Contract Agent, the Trustee, or any agent of the Company, the Purchase Contract Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and Beneficial Holders of such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

None of the Purchase Contract Agent, the Trustee, the Paying Agent and the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants of DTC, members or Beneficial Holders in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.12. Cancellation. All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of an Equity-Linked Security shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it; provided, however, that the Purchase Contract Agent shall deliver any Notes or Separate Notes so surrendered to it to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. In the case of a Unit or Units surrendered for settlement, the Company shall promptly execute and the Trustee shall promptly authenticate and deliver in accordance with the terms of the Indenture to the Holder thereof a number of Separate Notes equal to the number of, and in the same form as, the Notes comprising part of the Units so surrendered. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously executed, authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent; provided, however, that if the Equity-Linked Securities so delivered are Units, the Purchase Contract Agent shall deliver the Notes comprising such Units to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. No Equity-Linked Securities shall be executed, authenticated on behalf of the Holder and delivered in lieu of or in exchange for any Equity-Linked Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation, in which case such Equity-Linked Security shall be accompanied by an Issuer Order and cancelled in accordance with the immediately preceding paragraph.

Section 3.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Purchase Contract Agent or the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Purchase Contract Agent and the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4

SETTLEMENT OF THE PURCHASE CONTRACTS

Section 4.01. Settlement Rate. (a) Each Purchase Contract obligates the Company to deliver, on the Mandatory Settlement Date, a number of WGP Common Units (subject to Section 4.05(b) and Article 5) equal to the Settlement Rate as determined by the Company, unless such Purchase Contract has settled prior to the Mandatory Settlement Date.

(b) The “Settlement Rate” is equal to:

(i) if the Applicable Market Value of WGP Common Units is greater than the Threshold Appreciation Price, 0.7159 WGP Common Units for each Purchase Contract (the “Minimum Settlement Rate”);

(ii) if the Applicable Market Value of WGP Common Units is greater than or equal to the Reference Price but less than or equal to the Threshold Appreciation Price, a number of WGP Common Units for each Purchase Contract equal to the Stated Amount, divided by the Applicable Market Value of WGP Common Units; and

(iii) if the Applicable Market Value of WGP Common Units is less than the Reference Price, 0.8591 WGP Common Units for each Purchase Contract (the “Maximum Settlement Rate”).

(c) The Maximum Settlement Rate, the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) and the Reference Price shall be subject to adjustment as provided in Article 5 and rounded upward or downward to the nearest 1/10,000th of a WGP Common Unit (or if there is not a nearest 1/10,000th of a WGP Common Unit, to the next lower 1/10,000th of a WGP Common Unit) or nearest $0.0001, as the case may be.

(d) The Company shall give notice of the Settlement Rate to the Purchase Contract Agent and Holders no later than two Scheduled Trading Days prior to the Mandatory Settlement Date.

Section 4.02. Representations and Agreements of Holders. Each Holder of an Equity-Linked Security, by its acceptance thereof:

(i) irrevocably authorizes and directs the Purchase Contract Agent to execute and deliver on its behalf and perform this Agreement on its behalf and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(ii) in the case of a Purchase Contract that is a component of a Unit, or that is evidenced by a Global Purchase Contract, irrevocably authorizes and directs the Purchase Contract Agent to execute, deliver and hold on its behalf the Global Purchase Contract or the Component Purchase Contract evidencing such Purchase Contract and appoints the Purchase Contract Agent its attorney-in-fact for any and all such purposes;

(iii) consents to the terms and provisions of this Agreement;

(iv) represents that either (A) no portion of the assets used to acquire and hold the Units or Separate Purchase Contracts, as the case may be, constitutes assets of any (1) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) or (3) entity whose underlying assets are considered to include “plan assets” of such plan, account or arrangement or (B) the purchase and holding of the Units or Separate Purchase Contracts, as the case may be, will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws;

(v) agrees to act consistently with the tax treatment provided for in Section 11.07; and

(vi) agrees to be bound by the terms and provisions of this Agreement.

Section 4.03. Purchase Contract Settlement Fund. On the applicable Settlement Date, the Company shall deliver to the applicable Holders (or their designees) or the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts (or, in the case of an Early Settlement, for the benefit of the Holders of Purchase Contracts that have elected such Early Settlement), as the case may be, the aggregate number of WGP Common Units or shares of APC Stock, as the case may be, to which such Holders of the Purchase Contracts to be settled on such Settlement Date are entitled hereunder (such WGP Common Units or shares of APC Stock, as the case may be, together with any dividends or distributions with respect to such WGP Common Units or shares of APC Stock for which a record date and payment date for such dividend or distribution have occurred on or after the applicable Determination Date, the “Purchase Contract Settlement Fund”). When any cash is required to be delivered to Holders pursuant to this Article 4, the Purchase Contract Agent shall deliver such cash, including any dividends or distributions with respect to the WGP Common Units or shares of APC Stock, as the case may be, constituting part of the Purchase Contract Settlement Fund (but without interest thereon) to such Holders (or their designees), in accordance with the written direction of the Company. When any WGP Common Units or shares of APC Stock, as the case may be, are required to be delivered to Holders pursuant to this Article 4, the Company shall deliver such WGP Common Units or shares of APC Stock, as the case may be, to such Holders (or their designees), registered in the name of such Holder or such Holder’s designee pursuant to Section 4.11.

Section 4.04. Settlement Conditions. A Holder’s right to receive the WGP Common Units or shares of APC Stock, as the case may be, and any dividends or distributions with respect to such WGP Common Units or shares of APC Stock constituting part of the Purchase Contract Settlement Fund, upon settlement of any of its Purchase Contracts is subject to the following conditions:

(a) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, surrendering the relevant Definitive Security to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto, or if such Purchase Contract is represented by a Global Security, surrendering the relevant Security (or causing a reduction in the number of Purchase Contracts represented thereby, if applicable) in compliance with the Applicable Procedures of the Depositary; and

(b) the payment of any transfer or similar taxes payable pursuant to Section 4.11.

Section 4.05. Mandatory Settlement on the Mandatory Settlement Date.

(a) On the Mandatory Settlement Date, subject to satisfaction of the conditions set forth in Section 4.04 by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of WGP Common Units (subject to Section 4.05(b)) per Purchase Contract equal to the Settlement Rate to be delivered, together with payment of (i) any cash payable in lieu of fractional WGP Common Units pursuant to Section 4.13 and (ii) any dividends or distributions with respect to such WGP Common Units constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11. The Person in whose name any WGP Common Units shall be deliverable upon settlement of any Purchase Contract on the Mandatory Settlement Date shall become the holder of record of such WGP Common Units as of the close of business on the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value of WGP Common Units is determined.

(b) (i) Unless an APC Delisting has occurred and is continuing, the Company may elect to settle all (but not less than all) of the Purchase Contracts on the Mandatory Settlement Date by issuing and delivering shares of APC Stock (an “APC Mandatory Settlement Election”) instead of delivering WGP Common Units as described in Section 4.05(a). The Company must make an APC Mandatory Settlement Election by delivering to Holders and the Purchase Contract Agent an irrevocable notice of such election prior to the 33rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date. If the Company does not deliver such a notice prior to the 33rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, and the Company is not obligated to make an APC Mandatory Settlement Election pursuant to Section 4.05(b)(iii), the Company shall settle all Purchase Contracts on the Mandatory Settlement Date by delivering WGP Common Units pursuant to Section 4.05(a). If the Company makes an APC Mandatory Settlement Election, on the Mandatory Settlement Date, subject to satisfaction of the conditions set forth in Section 4.04 by a Holder with respect to any of its Purchase Contracts, the Company shall cause to be delivered a number of shares of APC Stock per Purchase Contract equal to (1) the Settlement Rate, multiplied by the Applicable Market Value of WGP Common Units (such product, the “Mandatory Settlement Value”), divided by (2) 98% of the Applicable Market Value of APC Stock, together with payment of (x) any cash payable in lieu of fractional shares of APC Stock pursuant to Section 4.13 and (y) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11. The Person in whose name any shares of APC Stock shall be issuable upon settlement of any Purchase Contract on the Mandatory Settlement Date shall become the holder of record of such shares as of the close of business on the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value of WGP Common Units and APC Stock is determined.

(ii) Notwithstanding Section 4.05(b)(i), in no event shall the number of shares of APC Stock delivered upon settlement of each Purchase Contract exceed the Share Cap. To the extent that the Mandatory Settlement Value exceeds the product of the number of shares of APC Stock delivered in settlement of each Purchase Contract and 98% of the Applicable Market Value of APC Stock, the Company shall have no obligation to pay such excess amount in cash, WGP Common Units or otherwise.

(iii) If, as of the 34th Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, the Company has not made an APC Mandatory Settlement Election and the Company is legally prohibited by applicable law or any order or judgment of any court or other agency of government having jurisdiction over the Company from delivering WGP Common Units in settlement of the Purchase Contracts, then the Company shall make an APC Mandatory Settlement Election on such day, notwithstanding the occurrence and continuance of any APC Delisting. The Company shall notify the Holders and the Purchase Contract Agent of an APC Mandatory Settlement Election pursuant to this Section 4.05(b)(iii) no later than the immediately following Business Day.

Section 4.06. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 4.06, on any Trading Day prior to the close of business on the 33rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, the Holder of a Unit or Separate Purchase Contract may elect to settle its Purchase Contracts early, in whole or in part, and receive a number of WGP Common Units per Purchase Contract equal to the Early Settlement Rate as of the Early Settlement Date (“Early Settlement Right”), subject to Section 4.06(i).

(b) (i) A Holder’s right to receive WGP Common Units (or, if applicable, shares of APC Stock) upon Early Settlement of any of its Purchase Contracts is subject to the following conditions:

(A) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Global Security, compliance with the Applicable Procedures of the Depositary for effecting an Early Settlement; if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, delivery of a written and signed notice of election (an “Early Settlement Notice”) in the form attached to the Purchase Contract to the Purchase Contract Agent (with a copy to the Company) electing Early Settlement of such Purchase Contract; and

(B) satisfaction of the conditions set forth in Section 4.04.

(ii) Unless the Company makes an APC Early Settlement Election, the Early Settlement Right is also subject to the condition that, if required under U.S. federal securities laws (in the view of counsel, which need not be in the form of a written opinion, for the Company), WGP has a Registration Statement in effect with respect to the WGP Common Units and other securities, if any, deliverable upon settlement of a Purchase Contract at the time such Early Settlement is effected. If such a Registration Statement is so required, (A) the Company shall, promptly after the date on which the Holder attempts to effect an Early Settlement, so notify such Holder, and (B) the Company shall use its commercially reasonable efforts to cause WGP (and the issuer of such other securities) to (1) have a Registration Statement in effect covering those WGP Common Units and/or other securities, if any, to be delivered in respect of the Purchase Contracts being settled and (2) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement (it being understood that if there is a material business transaction or development with respect to WGP that has not yet been publicly disclosed, the Company shall not be required to cause WGP to file such Registration Statement or provide such a Prospectus, and the Early Settlement Right will not be available, until WGP has publicly disclosed such transaction or development; provided that the Company shall use commercially reasonable efforts to cause WGP to make such disclosure as soon as it is commercially reasonable to do so). In the event that a Holder seeks to exercise its Early Settlement Right and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective.

(c) If a Holder complies with the requirements set forth in Section 4.06(b)(i)(A) before the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Notice Date.” If a Holder complies with the requirements set forth in Section 4.06(b)(i)(A) at or after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next succeeding Business Day shall be considered the “Early Settlement Notice Date.”

(d) Subject to satisfaction of the conditions set forth in Section 4.06(b) (including, if applicable, the condition set forth in Section 4.06(b)(ii)) with respect to any Purchase Contracts, the Company shall cause a number of WGP Common Units per Purchase Contract equal to the Early Settlement Rate as of the Early Settlement Date to be delivered (or, if the Company makes an APC Early Settlement Election, the number of shares of APC Stock determined as set forth in Section 4.06(i)(i) to be issued and delivered), together with payment of (i) any cash payable in lieu of fractional WGP Common Units or fractional shares of APC Stock, as the case may be, pursuant to Section 4.13 and (ii) any dividends or distributions with respect to such WGP Common Units or shares of APC Stock, as the case may be, constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11 on the third Business Day following the Early Settlement Date. The Person in whose name any WGP Common Units shall be deliverable upon such Early Settlement of a Purchase Contract shall become the holder of record of such WGP Common Units as of the close of business on the relevant Early Settlement Date. The Person in whose name any shares of the APC Stock shall be issuable upon such Early Settlement of a Purchase Contract shall become the holder of record of such shares of APC Stock as of the close of business on the relevant Early Settlement Date.

(e) Upon a Holder’s satisfaction of the conditions set forth in Section 4.06(b)(i)(A) with respect to Purchase Contracts that are a component of Units, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which such conditions have been complied with.

(f) In the event that Early Settlement is effected with respect to Purchase Contracts represented by fewer than all the Purchase Contracts evidenced by a Security, upon such Early Settlement, the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

(g) Upon receipt of any Early Settlement Notice pursuant to Section 4.06(b), the Purchase Contract Agent shall promptly deliver a copy of such Early Settlement Notice to the Company.

(h) In the event that a Holder seeks to exercise its Early Settlement Right, the Company does not make any APC Early Settlement Election in respect of such Early Settlement and the Early Settlement Date does not occur on or prior to the 33rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date (as a result of a failure to satisfy the conditions set forth in Section 4.06(b)(ii) or otherwise), the Holder’s exercise of such Early Settlement Right shall be void and the provisions of Section 4.05 shall apply.

(i) (i) Unless an APC Delisting has occurred and is continuing, in respect of any Early Settlement Notice Date, the Company may elect to settle all (but not less than all) Purchase Contracts for which holders exercise their Early Settlement Right in shares of APC Stock (an “APC Early Settlement Election”) by delivering to each such Holder, and the Purchase Contract Agent, an irrevocable notice of such APC Early Settlement Election no later than the close of business on the Trading Day immediately following such Early Settlement Notice Date. If the Company does not deliver such notice by the close of business on the Trading Day immediately following such Early Settlement Notice Date and the Company is not obligated to make an APC Early Settlement Election pursuant to Section 4.06(i)(iii), the Company shall settle all Purchase Contracts for which Holders exercise their Early Settlement Right in WGP Common Units pursuant to Section 4.06(a). If the Company makes an APC Early Settlement Election, each such Holder will receive a number of shares of APC Stock per Purchase Contract equal to (1) the Early Settlement Rate as of the Early Settlement Date, multiplied by the Early Settlement Market Value of WGP Common Units (such product, the “Early Settlement Value”), divided by (2) 98% of the Early Settlement Market Value of APC Stock.

(ii) Notwithstanding Section 4.06(i)(i), in no event shall the number of shares of APC Stock delivered per Purchase Contract upon Early Settlement exceed the Share Cap. To the extent that the Early Settlement Value exceeds the product of the number of shares of APC Stock delivered upon Early Settlement of each Purchase Contract and 98% of the Early Settlement Market Value of APC Stock, the Company shall have no obligation to pay such excess amount in cash, WGP Common Units or otherwise.

(iii) If, as of any Early Settlement Notice Date, the Company is legally prohibited by applicable law or any order or judgment of any court or other agency of government having jurisdiction over the Company from delivering WGP Common Units in settlement of the Purchase Contracts, then the Company shall make an APC Early Settlement Election on such day with respect to any Purchase Contracts with such Early Settlement Notice Date, notwithstanding the occurrence and continuance of any APC Delisting, and the Company shall notify the Holders and the Purchase Contract Agent of an election pursuant to this Section 4.06(i)(iii) no later than the immediately following Business Day.

Section 4.07. Early Settlement upon a Fundamental Change. (a) If a Fundamental Change occurs prior to the 33rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date and a Holder exercises the option to effect Early Settlement in respect of any of its Purchase Contracts in connection with such Fundamental Change in accordance with the procedures set forth in Section 4.07(c), such Holder shall receive a number of WGP Common Units (and cash payable in lieu of any fractional WGP Common Units pursuant to Section 4.13) (or, if a WGP Reorganization Event has occurred, a number of Units of WGP Exchange Property), subject to Section 4.07(m) and Section 4.07(b), for each such Purchase Contract equal to the Fundamental Change Early Settlement Rate as of the Fundamental Change Early Settlement Date (the right to effect such an Early Settlement, the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder satisfies the requirements for effecting a Fundamental Change Early Settlement of its Purchase Contracts set forth in Section 4.07(c)(i)(A) hereof, during the period beginning on, and including, the Effective Date of such Fundamental Change and ending at the close of business on the 30th Business Day thereafter (or, if earlier, the third Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date) (the “Fundamental Change Early Settlement Period”). If one or more of the 20 scheduled Trading Days beginning on, and including, the third Trading Day immediately following the Effective Date of a Fundamental Change is not a Trading Day, and the 20 consecutive Trading Day period described in Section 4.07(e)(ii) would end after the last day of the Fundamental Change Early Settlement Period, then the Fundamental Change Early Settlement Period shall be extended to the last Trading Day of such 20 consecutive Trading Day period.

(b) Notwithstanding anything to the contrary herein (including, for the avoidance of doubt, in Section 4.07(m)), in the case of a Fundamental Change described in clause (b) of the definition of “Fundamental Change” in which all holders of WGP Common Units receive only cash in exchange for their WGP Common Units in such Fundamental Change, for any settlement of a Purchase Contract following the Effective Date of such Fundamental Change, the consideration due upon any Early Settlement in connection with such Fundamental Change shall be calculated based solely on the Unit Price for the transaction and will be deemed to be an amount of cash per Purchase Contract equal to the Fundamental Change Early Settlement Rate, multiplied by such Unit Price.

(c) (i) A Holder’s exercise of its Fundamental Change Early Settlement Right in respect of any of its Purchase Contracts is subject to the following conditions:

(A) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Global Security, compliance with the Applicable Procedures of the Depositary for effecting an Early Settlement; if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, delivery of a an Early Settlement Notice in the form attached to the Purchase Contract to the Purchase Contract Agent (with a copy to the Company) electing Early Settlement of such Purchase Contract; and

(B) satisfaction of the conditions set forth in Section 4.04.

(ii) Unless the Company makes an APC Fundamental Change Early Settlement Election, the Fundamental Change Early Settlement Right is also subject to the condition that, if required under U.S. federal securities laws (in the view of counsel, which need not be in the form of a written opinion, for the Company), WGP has a Registration Statement in effect with respect to the WGP Common Units and other securities, if any, deliverable upon settlement of a Purchase Contract at the time such Fundamental Change Early Settlement is effected. If such a Registration Statement is so required, (A) the Company shall, promptly after the Effective Date of the Fundamental Change, so notify such Holder, and (B) the Company shall use its commercially reasonable efforts to cause WGP (and the issuer of any such other securities) to (1) have in effect throughout the Fundamental Change Early Settlement Period, and until the WGP Common Units and/or other securities are delivered in settlement of any Purchase Contracts in connection with the relevant Fundamental Change, a Registration Statement covering the WGP Common Units and other securities, if any, to be delivered in respect of the Purchase Contracts being settled and (2) provide a Prospectus in connection therewith, in each case, in a form that may be used in connection with such Fundamental Change Early Settlement (it being understood that for so long as there is a material business transaction or development with respect to WGP that has not yet been publicly disclosed, the Company shall not be required to cause WGP to file such Registration Statement or provide such a Prospectus, and the Fundamental Change Early Settlement Right will not be available, until WGP has publicly disclosed such transaction or development; provided that the Company shall use commercially reasonable efforts to cause WGP to make such disclosure as soon as it is commercially reasonable to do so). In the event that a Holder seeks to exercise its Fundamental Change Early Settlement Right and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective.

(d) The Company shall provide the Purchase Contract Agent, the Trustee and the Holders of Units and Separate Purchase Contracts with a notice of a Fundamental Change within three Business Days after its occurrence, issue a press release announcing the Effective Date and post such press release on its website. The notice shall set forth (i) the events causing such Fundamental Change, (ii) the Effective Date of the Fundamental Change, (iii) the procedures that a Holder must follow to exercise the Fundamental Change Early Settlement Right, (iv) if any outstanding Securities are Definitive Securities, the name and address of the Purchase Contract Agent, (v) the applicable Fundamental Change Early Settlement Rate, (vi) whether the Company has made an APC Fundamental Change Early Settlement Election, (vii) if the Company has not

made an APC Fundamental Change Early Settlement Election, the date on which the Company expects the condition set forth in Section 4.07(c)(ii) to be satisfied, (viii) if not solely WGP Common Units, the kind and amount of cash, securities and other property receivable by the Holder upon settlement and (ix) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised.

(e) The “Fundamental Change Early Settlement Rate” shall be determined by the Company by reference to the table in Section 4.07(g), based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the unit price (the “Unit Price”) in the Fundamental Change, which shall be:

(i) in the case of a Fundamental Change described in clause (b) of the definition thereof in which all holders of WGP Common Units receive only cash in exchange for their WGP Common Units in such Fundamental Change, the cash amount paid per WGP Common Unit; and

(ii) in all other cases, the average of the Daily VWAPs of WGP Common Units (or, if applicable, WGP Exchange Property) over the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the Effective Date.

(f) The Unit Prices set forth in the first column of the table in Section 4.07(g) shall be adjusted as of any date on which any Fixed Settlement Rate is otherwise adjusted. The adjusted Unit Prices shall equal the Unit Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Maximum Settlement Rate immediately prior to the adjustment giving rise to the Unit Price adjustment and the denominator of which is the Maximum Settlement Rate as so adjusted. The Fundamental Change Early Settlement Rates per Purchase Contract in the table in Section 4.07(g) shall be adjusted at the same time and in the same manner as the Fixed Settlement Rates as set forth in Section 5.01.

(g) The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract for each Unit Price and Effective Date set forth below:

	Effective Date
Unit Price	June 10, 2015	June 7, 2016	June 7, 2017	June 7, 2018
$30.00	0.6896	0.7440	0.8025	0.8591
$40.00	0.6920	0.7408	0.7989	0.8591
$45.00	0.6884	0.7338	0.7897	0.8591
$50.00	0.6838	0.7255	0.7771	0.8591
$55.00	0.6788	0.7168	0.7629	0.8591
$58.20	0.6758	0.7115	0.7538	0.8591
$60.00	0.6741	0.7087	0.7487	0.8333
$65.00	0.6699	0.7014	0.7359	0.7692
$69.84	0.6665	0.6954	0.7254	0.7159

	Effective Date
Unit Price	June 10, 2015	June 7, 2016	June 7, 2017	June 7, 2018
$75.00	0.6634	0.6901	0.7163	0.7159
$85.00	0.6592	0.6828	0.7046	0.7159
$90.00	0.6577	0.6804	0.7010	0.7159
$100.00	0.6560	0.6772	0.6969	0.7159
$125.00	0.6554	0.6751	0.6948	0.7159
$150.00	0.6569	0.6759	0.6954	0.7159
$175.00	0.6588	0.6773	0.6963	0.7159

The exact Unit Price and Effective Date may not be set forth in the table above, in which case:

(i) if the applicable Unit Price is between two Unit Prices in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Unit Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the applicable Unit Price is greater than $175.00 per WGP Common Unit (subject to adjustment in the same manner as the Unit Prices set forth in the column headings of the table above), the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii) if the applicable Unit Price is less than $30.00 per WGP Common Unit (subject to adjustment in the same manner as the Unit Prices set forth in the column headings of the table above) (the “Minimum Unit Price”), the Fundamental Change Early Settlement Rate shall be determined as if the Unit Price equaled the Minimum Unit Price, and using straight-line interpolation, as described in clause (i) of this Section 4.07(g), if the Effective Date is between two Effective Dates in the table.

The maximum number of WGP Common Units deliverable under a Purchase Contract is 0.8591, subject to adjustment at the same time and in the same manner as the Fixed Settlement Rates as set forth under Section 5.01.

(h) If a Holder exercises its Fundamental Change Early Settlement Right following a WGP Reorganization Event, the Company shall deliver to such Holder or the Purchase Contract Agent on behalf of such Holder, a number of Units of WGP Exchange Property equal to the number of WGP Common Units the Company would otherwise be required to deliver, pursuant to Section 5.02.

(i) Subject to satisfaction of all applicable conditions set forth in Section 4.07(c) with respect to any of a Holder’s Purchase Contracts, the Company shall (A) cause to be delivered a number of WGP Common Units (or, if a WGP Reorganization Event has occurred, a number of Units of WGP Exchange Property) determined as set forth in this Section 4.07, (B) cause to be issued and delivered the number of shares of APC Stock determined as set forth in Section 4.07(m) or (C) cause to be delivered the amount of cash determined as set forth in Section 4.07(b), as the case may be, as a result of such Holder’s exercise of the Fundamental Change Early Settlement Right, together with payment of (i) any cash payable in lieu of fractional WGP Common Units or fractional shares of APC Stock, as the case may be, pursuant to Section 4.13 and (ii) any dividends or distributions with respect to such WGP Common Units or shares of APC Stock, as the case may be, constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11 on the third Business Day following the Fundamental Change Early Settlement Date. The Person in whose name any WGP Common Units shall be deliverable following exercise of a Holder’s Fundamental Change Early Settlement Right shall become the holder of record of such WGP Common Units as of the close of business on the Fundamental Change Early Settlement Date. The Person in whose name any shares of APC Stock shall be issuable following exercise of a Holder’s Fundamental Change Early Settlement Right shall become the holder of record of such shares of APC Stock as of the close of business on the Fundamental Change Early Settlement Date.

(j) Upon a Holder’s satisfaction of the conditions set forth in Section 4.07(c)(i)(A) with respect to Purchase Contracts that are a component of Units, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which such conditions have been complied with.

(k) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Fundamental Change Early Settlement, the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which a Fundamental Change Early Settlement was not effected.

(l) In the event that a Holder seeks to exercise its Fundamental Change Early Settlement Right, the Company does not make any APC Fundamental Change Early Settlement Election in respect of such Fundamental Change and the Fundamental Change Early Settlement Date does not occur on or prior to the 33rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date (as a result of Section 4.07(c)(ii) or otherwise), the Holder’s exercise of such Fundamental Change Early Settlement Right shall be void and the provisions of Section 4.05 shall apply.

(m) (i) In respect of any Fundamental Change (other than a Fundamental Change described in clause (b) of the definition of “Fundamental Change” in which all holders of WGP Common Units receive only cash in exchange for their WGP Common Units in such Fundamental Change), unless an APC Delisting has occurred and is continuing, the Company may elect to settle all (but not less than all) Purchase Contracts for which Holders exercise their Fundamental Change Early Settlement Right with respect to such Fundamental Change in shares of APC Stock (an “APC Fundamental Change Early Settlement Election”). The Company must make any APC Fundamental Change Early Settlement Election in respect of a Fundamental

Change by delivering to all Holders and the Purchase Contract Agent an irrevocable notice of such election prior to the close of business on the second Trading Day immediately following the Effective Date of such Fundamental Change. If the Company does not deliver such notice prior to the close of business on the second Trading Day immediately following the Effective Date of such Fundamental Change and the Company is not obligated to make an APC Fundamental Change Early Settlement Election pursuant to Section 4.07(m)(iii), the Company shall settle all Purchase Contracts for which Holders exercise their Fundamental Change Early Settlement Right in respect of such Fundamental Change in WGP Common Units pursuant to Section 4.07(a). If the Company makes an APC Fundamental Change Early Settlement Election in respect of a Fundamental Change, Holders shall receive as a result of an exercise of their Fundamental Change Early Settlement Right a number of shares of APC Stock per Purchase Contract equal to (a) the Fundamental Change Early Settlement Rate as of the Fundamental Change Early Settlement Date, multiplied by the Unit Price (such product, the “Fundamental Change Early Settlement Value”), divided by (b) 98% of the Fundamental Change Market Value of APC Stock.

(ii) Notwithstanding Section 4.07(m)(i), in no event shall the number of shares of APC Stock delivered per Purchase Contract upon a Fundamental Change Early Settlement exceed the Share Cap. To the extent that the Fundamental Change Early Settlement Value exceeds the product of the number of shares of APC Stock delivered upon Early Settlement of each Purchase Contract in connection with a Fundamental Change and 98% of the Fundamental Change Market Value of APC Stock, the Company shall have no obligation to pay such excess amount in cash, WGP Common Units, WGP Exchange Property or otherwise.

(iii) If, as of the close of business on the second Trading Day immediately following the Effective Date of any Fundamental Change, the Company has not made an APC Fundamental Change Early Settlement Election and the Company is legally prohibited by applicable law or any order or judgment of any court or other agency of government having jurisdiction over the Company from delivering WGP Common Units in settlement of the Purchase Contracts, then the Company shall make an APC Fundamental Change Early Settlement Election on such day in respect of such Fundamental Change, notwithstanding the occurrence and continuance of any APC Delisting, and the Company shall notify the Holders and the Purchase Contract Agent of an election pursuant to this Section 4.07(m)(iii) no later than the immediately following Business Day.

(n) If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Settlement Date, including, if applicable, the provisions set forth in Section 5.02.

Section 4.08. [Reserved].

Section 4.09. [Reserved].

Section 4.10. Acceleration of Mandatory Settlement Date. If a Bankruptcy Event occurs at any time on or before the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined (the day on which such Bankruptcy Event occurs, the “Acceleration Date”), the Mandatory Settlement Date shall automatically be accelerated to the third Business Day immediately following the Acceleration Date and Holders of Purchase Contracts shall be entitled to receive, upon settlement of the Purchase Contracts on such accelerated Mandatory Settlement Date, a number of WGP Common Units per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to the Acceleration Date (regardless of the market value of the WGP Common Units at that time) or, at the Company’s election within one Business Day of the Acceleration Date, a number of shares of APC Stock of equivalent value (as reasonably determined by the Board of Directors). The Company shall cause to be delivered the WGP Common Units, shares of APC Stock or Units of Exchange Property, as the case may be, as a result of any such acceleration of the Mandatory Settlement Date in accordance with the provisions set forth in Section 4.05, except that (i) such delivery shall be made on the accelerated Mandatory Settlement Date, and (ii) the Person in whose name any WGP Common Units or shares of APC Stock shall be issuable following such acceleration shall become the holder of record of such WGP Common Units or shares of APC Stock, as the case may be, as of the close of business on the Acceleration Date.

Section 4.11. Registration of Underlying Shares and Transfer Taxes. Any WGP Common Units deliverable upon settlement of the Purchase Contracts shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company will pay all documentary, stamp or similar issue or transfer taxes attributable to the delivery thereof, unless any such tax is payable in respect of any registration of such WGP Common Units in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such registration shall be made unless the Person requesting such registration has paid any such taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable. Any shares of APC Stock issuable upon settlement of the Purchase Contracts shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company will pay all documentary, stamp or similar issue or transfer taxes attributable to the issuance thereof, unless any such tax is payable in respect of any registration of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such registration shall be made unless the Person requesting such registration has paid any such taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 4.12. Return of Purchase Contract Settlement Fund. In the event a Holder fails to effect surrender or delivery of its Units or Purchase Contracts, if required hereunder, on or following the applicable Settlement Date in accordance with the provisions hereof, any cash constituting part of the Purchase Contract Settlement Fund that is held by the Purchase Contract Agent, including any dividends or distributions with respect to the WGP Common Units or shares of APC Stock, as the case may be, constituting part of the Purchase Contract Settlement Fund, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the surrender of the relevant Units or Separate Purchase Contracts for settlement in accordance with the provisions hereof or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the passage of two years from the applicable Settlement Date, following which the Purchase Contract Agent shall pay to the Company such Holder’s share of such cash, including any dividends or distributions with respect to the WGP Common Units or shares of APC Stock, as the case may be, constituting part of the Purchase Contract Settlement Fund; provided, however, that prior to receiving any such payment, the Company shall mail to each such Holder notice that such property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such property then remaining will be repaid to the Company. After payment to the Company, (A) Holders entitled to such property must look to the Company for payment as general creditors, unless applicable abandoned property law designates another Person, and (B) all liability of the Purchase Contract Agent with respect to such property shall cease.

Section 4.13. No Fractional Common Units or Shares. No fractional WGP Common Units or scrip certificates representing fractional WGP Common Units shall be delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional WGP Common Units that would otherwise be deliverable upon settlement of any Purchase Contracts, a Holder of a Purchase Contract shall be entitled to receive an amount in cash equal to the fraction of a WGP Common Unit, calculated on an aggregate basis in respect of the Purchase Contracts being settled, multiplied by the Daily VWAP of the WGP Common Units on the Trading Day immediately preceding the Mandatory Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be. No fractional shares or scrip certificates representing fractional shares of APC Stock shall be issued or delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional shares of APC Stock that would otherwise be issuable upon settlement of any Purchase Contracts, a Holder of a Purchase Contract shall be entitled to receive an amount in cash equal to the fraction of a share of APC Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled, multiplied by the Daily VWAP of the APC Stock on the Trading Day immediately preceding the Mandatory Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be. The Company shall provide the Purchase Contract Agent with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 4.13 in a timely manner.

ARTICLE 5

ADJUSTMENTS

Section 5.01. Adjustments to the Fixed Settlement Rates. (a) Each Fixed Settlement Rate shall be subject to adjustment, without duplication, upon:

(i) The issuance of WGP Common Units as a dividend or distribution to all or substantially all of the holders of WGP Common Units, or a subdivision or combination of WGP Common Units, in which event each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 = SR0 ×	OS1
OS0

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of WGP Common Units outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1	=	the number of WGP Common Units that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination.

Any adjustment made pursuant to this clause (i) will become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such WGP Common Unit subdivision or WGP Common Unit combination, as the case may be. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of WGP Common Units outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or the open of business on the effective date for such WGP Common Unit subdivision or WGP Common Unit combination, as applicable, shall not include WGP Common Units held in treasury by WGP but shall include any WGP Common Units issuable in respect of any scrip certificates issued in lieu of fractions of WGP Common Units. The Company shall cause WGP not to pay any dividend or make any distribution on WGP Common Units held in treasury by WGP.

(ii) The issuance to all or substantially all holders of WGP Common Units of rights, options or warrants entitling such holders for a period expiring 45 calendar days or less from the date of issuance of such rights, options or warrants, to subscribe for or purchase WGP Common Units at a price per WGP Common Unit less than the average of the Daily VWAPs of the WGP Common Units for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, in which event each Fixed Settlement Rate shall be increased based on the following formula:

SR1 = SR0 ×	OS0 + X
OS0 + Y

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such issuance;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of WGP Common Units outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of WGP Common Units issuable pursuant to such rights, options or warrants; and

Y	=	the total number of WGP Common Units equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Daily VWAPs of WGP Common Units for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance.

Any increase made pursuant to this clause (ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. In the event that such rights, options or warrants described in this clause (ii) are not so issued, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to issue such rights, options or warrants, to such Fixed Settlement Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or WGP Common Units are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date of such expiration or the date of such exercise, as the case may be, to such Fixed Settlement Rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of WGP Common Units actually delivered.

In determining whether any rights, options or warrants entitle the holders of WGP Common Units to subscribe for or purchase WGP Common Units at less than such average of the Daily VWAPs of WGP Common Units for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by WGP for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

For the purposes of this clause (ii), the number of WGP Common Units at the time outstanding shall not include WGP Common Units held in treasury by WGP but shall include any WGP Common Units issuable in respect of any scrip certificates issued in lieu of fractions of WGP Common Units. The Company shall cause WGP not to issue any such rights, options or warrants in respect of WGP Common Units held in treasury by WGP.

(iii) The dividend or other distribution to all or substantially all holders of WGP Common Units of units of equity securities of WGP (other than WGP Common Units), evidences of WGP’s indebtedness, WGP’s assets or rights, options or warrants to acquire equity securities of WGP, indebtedness or assets (excluding (1) any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), (2) any dividend or distribution paid exclusively in cash as to which the provisions set forth in Section 5.01(a)(iv) shall apply and (3) Spin-Offs as to which the provisions set forth below in this Section 5.01(a)(iii) shall apply), in which event each Fixed Settlement Rate shall be increased based on the following formula:

SR1 = SR0 ×	SP0
SP0 – FMV

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Daily VWAPs of WGP Common Units for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

FMV	=	the Fair Market Value, on the Ex-Date for such dividend or distribution, of the units of equity securities of WGP, evidences of WGP’s indebtedness, WGP’s assets or rights, options or warrants so distributed, expressed as an amount per WGP Common Unit.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each Holder of a Unit or Separate Purchase Contract to receive, for each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of WGP Common Units, the kind and amount of equity securities of WGP, evidences of WGP’s indebtedness, WGP’s assets or rights, options or warrants that such Holder would have received if such Holder owned a number of WGP Common Units equal to the Maximum Settlement Rate in effect on the Record Date for the dividend or distribution.

Any increase made pursuant to the portion of this clause (iii) above shall become effective immediately after the close of business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall be readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this Section 5.01(a)(iii) is a Spin-Off, then each Fixed Settlement Rate shall instead be increased based on the following formula:

SR1 = SR0 ×	FMV0 + MP0
MP0

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

FMV0	=	the average of the Daily VWAPs of the Capital Stock or similar equity interests distributed to holders of WGP Common Units applicable to one WGP Common Unit for the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off; and

MP0	=	the average of the Daily VWAPs of the WGP Common Units for the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off.

Any increase made pursuant to this portion of this clause (iii) shall become effective immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off; provided that, if any date for determining the number of WGP Common Units deliverable to a Holder occurs during the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the beginning of the 10 consecutive Trading Day period and such determination date for purposes of determining the Fixed Settlement Rates. In the event that such distribution described in this clause (iii) is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay such distribution, to such Fixed Settlement Rate that would then be in effect if such distribution had not been declared.

For purposes of this Section 5.01(a)(iii) (and subject in all respect to Section 5.01(b)), rights, options or warrants distributed by WGP to all holders of WGP Common Units entitling them to subscribe for or purchase units of equity securities of WGP, including WGP Common Units (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such WGP Common Units; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of WGP Common Units, shall be deemed not to have been distributed for purposes of this Section 5.01(a)(iii) (and no adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Settlement Rates shall be made under this Section 5.01(a)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Settlement Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed

Settlement Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per WGP Common Unit redemption or purchase price received by a holder or holders of WGP Common Units with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of WGP Common Units as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Settlement Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 5.01(a)(i), Section 5.01(a)(ii) and this Section 5.01(a)(iii), if any dividend or distribution to which this Section 5.01(a)(iii) is applicable also includes one or both of:

(A) a dividend or distribution of WGP Common Units to which Section 5.01(a)(i) is applicable (the “Clause I Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 5.01(a)(ii) is applicable (the “Clause II Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause I Distribution and the Clause II Distribution, shall be deemed to be a dividend or distribution to which this Section 5.01(a)(iii) is applicable (the “Clause III Distribution”) and any Fixed Settlement Rate adjustment required by this Section 5.01(a)(iii) with respect to such Clause III Distribution shall then be made, and (2) the Clause I Distribution and Clause II Distribution shall be deemed to immediately follow the Clause III Distribution and any Fixed Settlement Rate adjustment required by Section 5.01(a)(i) and Section 5.01(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause I Distribution and the Clause II Distribution shall be deemed to be the Record Date of the Clause III Distribution and (II) any WGP Common Units included in the Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 5.01(a)(i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 5.01(a)(ii).

(iv) The dividend or distribution to all or substantially all holders of WGP Common Units of exclusively cash, other than a regular, quarterly cash dividend that does not exceed $0.3425 per WGP Common Unit (the “Initial Dividend Threshold”), in which event, each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 = SR0 ×	SP0 – T
SP0 – C

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the average of the Daily VWAPs of WGP Common Units over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C	=	the amount in cash per WGP Common Unit that WGP distributes to holders of WGP Common Units.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Fixed Settlement Rates; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Fixed Settlement Rates pursuant to this Section 5.01(a)(iv).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each Holder of a Unit or Separate Purchase Contract to receive, for each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of WGP Common Units, the amount of cash that such Holder would have received if such Holder owned a number of WGP Common Units equal to the Maximum Settlement Rate on the Record Date for such cash dividend or distribution.

Any increase made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. In the event that any dividend or distribution described in this clause (iv) is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date WGP’s general partner’s board of directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

(v) The purchase by the Company, WGP or one or more Subsidiaries of the Company or WGP of WGP Common Units pursuant to a tender offer or exchange offer by the Company, WGP or one of the Company’s or WGP’s Subsidiaries for WGP Common Units if the amount of cash and value of any other consideration included in the payment per WGP Common Unit validly tendered or exchanged exceeds the average of the Daily VWAP per WGP Common Unit for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the

“Tender Offer Expiration Date”), in which event each Fixed Settlement Rate shall be increased based on the following formula:

SR1 = SR0 ×	FMV + (SP1 × OS1)
(OS0 x SP1)

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date;

FMV	=	the Fair Market Value of the aggregate value of all cash and any other consideration paid or payable for WGP Common Units purchased in such tender offer or exchange offer;

OS1	=	the number of WGP Common Units outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer on the Tender Offer Expiration Date (the “Tender Offer Expiration Time”) (after giving effect to such tender offer or exchange offer);

OS0	=	the number of WGP Common Units outstanding immediately prior to the Tender Offer Expiration Time (prior to giving effect to such tender offer or exchange offer); and

SP1	=	the average of the Daily VWAPs of the WGP Common Units for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date.

Any increase made pursuant to this clause (v) shall become effective immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date; provided that, if any date for determining the number of WGP Common Units deliverable to a Holder occurs during the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between such Tender Offer Expiration Date and such determination date for the purposes of determining the Fixed Settlement Rates. If the Company, WGP or one of the Company’s or WGP’s Subsidiaries is obligated to purchase WGP Common Units pursuant to any such tender offer or exchange offer, but the Company, WGP or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate shall be readjusted to such Fixed Settlement Rate that would then be in effect if such tender offer or exchange offer had not been made.

(b) Rights Plans. To the extent that WGP has a rights plan in effect with respect to WGP Common Units on any date for determining the Applicable Market Value or Early Settlement Market Value of WGP Common Units or the Unit Price, Holders shall receive, in addition to the WGP Common Units, the rights under such rights plan, unless (i) the Company has made an APC Settlement Election or (ii) prior to such determination date, the rights have separated from the WGP Common Units. If such rights have so separated from the WGP Common Units, each Fixed Settlement Rate shall be adjusted at the time of such separation as if WGP made a distribution to all holders of WGP Common Units pursuant to Section 5.01(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(c) Discretionary Adjustments. The Company may make such increases in each Fixed Settlement Rate, in addition to any other increases required by this Article 5, as the Board of Directors deems in the Company’s best interest; provided that the same proportionate adjustment must be made to each Fixed Settlement Rate.

(d) Calculation of Adjustments. All adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a WGP Common Unit. No adjustment in a Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least 1.0% therein. If any adjustment is not required to be made by reason of this Section 5.01(d), then such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided that on any date for determining any Daily VWAP or the number of WGP Common Units deliverable or shares of APC Stock issuable to a Holder, adjustments to the Fixed Settlement Rates shall be made with respect to any such adjustment carried forward that has not been taken into account before such determination date.

(e) Adjustments to Prices. Upon each adjustment to the Fixed Settlement Rates pursuant to Section 5.01, an inversely proportional adjustment shall also be made to the Reference Price. Such adjustment shall be made by dividing the Reference Price by a fraction, the numerator of which shall be the Minimum Settlement Rate immediately after such adjustment pursuant to Section 5.01 and the denominator of which shall be such Minimum Settlement Rate immediately before such adjustment. For the avoidance of doubt, no separate inversely proportional adjustment shall be made to the Threshold Appreciation Price, because the Threshold Appreciation Price is equal to the Stated Amount divided by the Minimum Settlement Rate (such quotient rounded to the nearest $0.0001), as adjusted in the manner described herein. Whenever any provision herein requires the Company to calculate the Daily VWAPs of WGP Common Units over a span of multiple days, the Company shall make appropriate adjustments, if any, to the relevant Daily VWAPs of WGP Common Units to account for any adjustment to the Fixed Settlement Rates that becomes effective, or any issuance date, Record Date, Ex-Date, effective date or Tender Offer Expiration Date relating to a required adjustment to the Fixed Settlement Rates that occurs, at any time during the period when the Daily VWAPs of WGP Common Units are to be calculated.

(f) Limitation on Adjustments. No adjustment to the Fixed Settlement Rates shall be made if Holders of Units or any Separate Purchase Contracts may participate in the transaction

(per Unit or per Purchase Contract, as the case may be, based on the Maximum Settlement Rate) that would otherwise give rise to an adjustment at the same time and on the same terms as holders of WGP Common Units without having to settle the Purchase Contracts. In addition, except as set forth above, the Fixed Settlement Rates shall not be adjusted for the issuance of WGP Common Units or any securities convertible into or exchangeable for WGP Common Units or carrying the right to purchase any of the foregoing, or for the repurchase of WGP Common Units. The Fixed Settlement Rates shall not be adjusted:

(i) upon the issuance of any WGP Common Units pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on WGP’s securities and the investment of additional optional amounts in WGP Common Units under any plan;

(ii) upon the issuance of any WGP Common Units, restricted stock or restricted stock units or rights, options or warrants to purchase those WGP Common Units pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company, WGP or any of the Company’s or WGP’s Subsidiaries;

(iii) upon the issuance of any WGP Common Units pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) upon the repurchase of any WGP Common Units pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 5.01(a)(v);

(v) for the sale or issuance of WGP Common Units, or securities convertible into or exercisable for WGP Common Units, for cash, including at a price per WGP Common Units less than the Fair Market Value thereof or otherwise or in an acquisition, except as described in one of Section 5.01(a)(i) through Section 5.01(a)(v) above;

(vi) for a third party tender offer (other than as described in Section 5.01(a)(v) above); or

(vii) for a change in the par value of WGP Common Units.

(g) Notice of Adjustment. Whenever the Fixed Settlement Rates are adjusted, the Company shall:

(i) prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth such adjusted Fixed Settlement Rates, the adjusted Early Settlement Rate and the adjusted Fundamental Change Early Settlement Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within ten Business Days following the occurrence of an event that requires an adjustment to the Fixed Settlement Rates, the Early Settlement Rate and the Fundamental Change Early Settlement Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, which notice may be made by a press release; and

(iii) within ten Business Days following the determination of such adjusted Fixed Settlement Rates, Early Settlement Rate and Fundamental Change Early Settlement Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Settlement Rates, Early Settlement Rate and Fundamental Change Early Settlement Rates was determined and setting forth such adjusted Fixed Settlement Rates, Early Settlement Rate and Fundamental Change Early Settlement Rates and the facts requiring such adjustment and upon which such adjustment is based, which notice may be made by a press release.

(h) Adjustments to Deliveries. Following the exercise of any Early Settlement Right or Fundamental Change Early Settlement Right and prior to the occurrence of the related Early Settlement Date or Fundamental Change Early Settlement Date (including, without limitation, prior to the availability of an effective Registration Statement and a related Prospectus if required under U.S. federal securities laws), the Company shall increase the number of WGP Common Units that it is obligated to deliver upon any Early Settlement of a Purchase Contract (including after determination of the Early Settlement Rate or Fundamental Change Early Settlement Rate) upon the occurrence of any event or transaction described in Section 5.01(a)(i) through Section 5.01(a)(v) (at the same time as the related adjustment to the Fixed Settlement Rates and determined as if the Initial Dividend Threshold were equal to zero) such that the Holder with respect to such Early Settlement Date or Fundamental Change Early Settlement Date receives a number of additional WGP Common Units (in excess of the Early Settlement Rate or Fundamental Change Early Settlement Rate as originally determined) determined by the Board of Directors in good faith with a value equal to the value of the consideration that such Holder would have received in connection with such event or transaction if it had held a number of WGP Common Units equal to the Early Settlement Rate or Fundamental Change Early Settlement Rate as originally determined (for the avoidance of doubt, unless such Holder participates in such event or transaction (per Unit or per Purchase Contract, as the case may be, based on such Early Settlement Rate or Fundamental Change Early Settlement Rate, as the case may be, as it may have been adjusted to such time) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of WGP Common Units).

Section 5.02. Reorganization Events. (a) In the event of:

(i) any merger of WGP with or into or consolidation of WGP with any other entity (other than a merger or consolidation in which WGP is the continuing or surviving corporation and in which the WGP Common Units outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of WGP or another Person);

(ii) any sale, assignment, transfer, lease or conveyance of all or substantially all of WGP’s properties and assets to any other Person or entity;

(iii) any recapitalization, reclassification or change of WGP Common Units into securities including securities other than WGP Common Units; or

(iv) any statutory exchange of WGP’s securities with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the WGP Common Units would be converted into, or exchanged for, securities, cash and/or other property (each, a “WGP Reorganization Event”), then at and after the effective time of the WGP Reorganization Event, each Purchase Contract outstanding shall, without the consent of Holders, become a contract to purchase the kind and amount of securities, cash and/or other property that a holder of WGP Common Units would have been entitled to receive in connection with such WGP Reorganization Event (such securities, cash and other property, the “WGP Exchange Property” with each “Unit of WGP Exchange Property” being the kind and amount of WGP Exchange Property that a holder of one WGP Common Unit would have received in such WGP Reorganization Event), subject to the Company’s right to make an APC Settlement Election. Prior to or at the effective time of such WGP Reorganization Event, the Company shall execute with the Purchase Contract Agent and the Trustee a supplemental agreement providing for such change in the right to settle the Purchase Contracts. For purposes of the foregoing, the type and amount of WGP Exchange Property in the case of any WGP Reorganization Event that causes the WGP Common Units to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of WGP Common Units that affirmatively make such an election. The Company shall notify the Purchase Contract Agent in writing of such weighted average as soon as practicable after the determination of such weighted average is made.

Such supplemental agreement described in the immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 5. If, in the case of any WGP Reorganization Event, the WGP Exchange Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such WGP Reorganization Event, then such supplemental agreement shall contain such additional provisions to protect the interests of the Holders of the Equity-Linked Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event of:

(i) any merger of the Company with or into or consolidation of the Company with any other entity (other than a merger or consolidation in which the Company is the continuing or surviving corporation and in which the APC Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another Person);

(ii) any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any other Person or entity;

(iii) any recapitalization, reclassification or change of APC Stock into securities including securities other than APC Stock; or

(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the APC Stock would be converted into, or exchanged for, securities, cash and/or other property (each, an “Anadarko Reorganization Event”), then at and after the effective time of the Anadarko Reorganization Event, the Company’s ability to settle the Purchase Contracts in APC Stock upon an APC Settlement Election shall, without the consent of Holders, become a right to elect to settle each Purchase Contract in the kind and amount of securities, cash and/or other property that a holder of APC Stock would have been entitled to receive in connection with such Anadarko Reorganization Event (such securities, cash and other property, the “APC Exchange Property” with each “Unit of APC Exchange Property” being the kind and amount of APC Exchange Property that a holder of one share of APC Stock would have received in such Anadarko Reorganization Event). Prior to or at the effective time of such Anadarko Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Purchase Contract Agent and the Trustee a supplemental agreement providing for such change in the right to settle the Purchase Contracts in APC Stock upon an APC Settlement Election. For purposes of the foregoing, the type and amount of APC Exchange Property in the case of any Anadarko Reorganization Event that causes the APC Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of APC Stock that affirmatively make such an election. The Company shall notify the Purchase Contract Agent in writing of such weighted average as soon as practicable after the determination of such weighted average is made.

Such supplemental agreement described in the immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in Section 5.03. If, in the case of any Anadarko Reorganization Event, the APC Exchange Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Anadarko Reorganization Event, then such supplemental agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Equity-Linked Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(c) The number of Units of WGP Exchange Property or Units of APC Exchange Property, as the case may be, that the Company shall cause to be delivered for each Purchase Contract settled following the effective date of such WGP Reorganization Event or Anadarko Reorganization Event, as the case may be, shall be equal to the number of WGP Common Units or shares of APC Stock, as the case may be, that the Company would otherwise be required to deliver as determined by the Fixed Settlement Rates then in effect on the applicable Determination Date or such other settlement rates as provided herein. The Daily VWAPs shall be determined based upon the applicable Market Value of a Unit of WGP Exchange Property that a holder of one WGP Common Unit would have received in such WGP Reorganization Event or of a Unit of APC Exchange Property that a holder of one share of APC Stock would have received in such Anadarko Reorganization Event, as the case may be.

The “Market Value” of a Unit of Exchange Property shall be determined, on any date of determination, with respect to (A) any publicly traded securities that comprises all or part of the Exchange Property, based (to the extent practicable) on the volume-weighted average price of such securities on such date, (B) any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) any other property (including any publicly traded securities for which determining a volume-weighted average price is not practicable) that composes all or part of the Exchange Property, based on the value of such property on such date, as determined, in each case, by a nationally recognized independent investment banking firm retained by the Company for this purpose. At and after the effective time of any WGP Reorganization Event, references to WGP Common Units in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the WGP Exchange Property. At and after the effective time of any Anadarko Reorganization Event, references to APC Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the APC Exchange Property.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event or, if earlier, within 20 days of the execution of any supplemental agreement pursuant to Section 5.02(a), provide written notice to the Purchase Contract Agent and Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the applicable Exchange Property and of the execution of such supplemental agreement, if applicable. Failure to deliver such notice shall not affect the operation of this Section 5.02 or the legality or validity of any such supplemental agreement.

(e) None of the provisions of this Section 5.02 shall affect the right of a Holder of Purchase Contracts to effect Early Settlement pursuant to Section 4.06 and Section 4.07 prior to the effective date of any Reorganization Event.

(f) The above provisions of Section 5.02(a) and Section 5.02(b) shall similarly apply to successive Reorganization Events and the provisions of Section 5.01 shall apply to any Capital Stock of WGP (or any successor) or the Company (or any successor) received by the holders of WGP Common Units or APC Stock, as the case may be, in any such Reorganization Event.

(g) In connection with any WGP Reorganization Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a WGP Reorganization Event in which the WGP Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of Common Equity (the “Merger Common Equity”), the Initial Dividend Threshold at and after the effective time of such WGP Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such WGP Reorganization Event, divided by (y) the number of shares of Merger Common Equity that a holder of one WGP Common Unit would receive in such WGP Reorganization Event (such quotient rounded down to the nearest cent).

(ii) In the case of a WGP Reorganization Event in which the WGP Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Equity, the Initial Dividend Threshold at and after the effective time of such WGP Reorganization Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such WGP Reorganization Event, multiplied by (y) the Merger Valuation Percentage for such WGP Reorganization Event (such product rounded down to the nearest cent).

(iii) For the avoidance of doubt, in the case of a WGP Reorganization Event in which the WGP Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of Common Equity, the Initial Dividend Threshold at and after the effective time of such WGP Reorganization Event will be equal to zero.

Section 5.03. APC Anti-dilution Adjustments. (a) If any event occurs with respect to the Company or the APC Stock that would require an adjustment to the Fixed Settlement Rates pursuant to Section 5.01 if such event had occurred with respect to WGP or WGP Common Units (with the provisions of Section 5.01 read as if references to WGP Common Units were references to shares of APC Stock, references to WGP were references to the Company, and the Initial Dividend Threshold were equal to zero), then an adjustment corresponding to the adjustment that would be made to the Fixed Settlement Rates shall be made to the Share Cap.

(b) Whenever any provision herein requires the Company to calculate the Daily VWAPs of APC Stock over a span of multiple days, the Company shall make appropriate adjustments, if any, to the relevant Daily VWAPs of APC Stock to account for any event that requires an adjustment pursuant to Section 5.03(a) (including, for the avoidance of doubt, any cash dividend or distribution made to all or substantially all holders of APC Stock following the exercise of any Early Settlement Right or Fundamental Change Early Settlement Right and prior to actual delivery of APC Stock) that becomes effective, or any issuance date, Record Date, Ex-Date, effective date or Tender Offer Expiration Date relating to a required adjustment pursuant to Section 5.03(a) that occurs, at any time during the period when the Daily VWAPs of APC Stock are to be calculated.

ARTICLE 6

CONCERNING THE HOLDERS OF PURCHASE CONTRACTS

Section 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by a specified percentage of number of Purchase Contracts may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 8.01 and Section 8.03) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Article 6.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Section 8.01 and Section 8.03, the execution of any instrument by a Holder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same.

(b) The ownership of the Units and the Purchase Contracts shall be proved by the Security Register or by a certificate of the Security Registrar.

Section 6.03. Purchase Contracts Deemed Not Outstanding. In determining whether the Holders of the requisite number of Outstanding Purchase Contracts have concurred in any direction, consent or waiver under this Agreement, Purchase Contracts which are owned by the Company or by any Affiliate of the Company with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding Purchase Contracts for the purpose of any such determination, except that for the purpose of determining whether the Purchase Contract Agent shall be protected in relying on any such direction, consent or waiver only Purchase Contracts which a Responsible Officer of the Purchase Contract Agent knows are so owned shall be so disregarded. Purchase Contracts so owned which have been pledged in good faith may be regarded as Outstanding Purchase Contracts if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Purchase Contracts and that the pledgee is not the Company or any Affiliate of the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Purchase Contract Agent in accordance with such advice. Upon request of the Purchase Contract Agent, the Company shall furnish to the Purchase Contract Agent promptly an Officers’ Certificate listing and identifying all Purchase Contracts, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01 and Section 8.03, the Purchase Contract Agent shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Purchase Contracts not listed therein are Outstanding Purchase Contracts for the purpose of any such determination.

Section 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Purchase Contract Agent, as provided in Section 6.01, of the taking of any action by the Holders of the percentage of the number of Purchase Contracts specified in this Agreement in connection with such action, any Holder of a Purchase Contract the serial number of which is shown by the evidence to be included among the serial numbers of the Purchase

Contracts the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 6, revoke such action so far as it concerns such Purchase Contract; provided that such revocation shall not become effective until three Business Days after such filing. Except as aforesaid, any such action taken by the Holder of any Purchase Contract shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Purchase Contract and of any Purchase Contracts issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Purchase Contract. Any action taken by the Holders of the percentage of the number of Purchase Contracts specified in this Agreement in connection with such action shall be conclusively binding upon the Company, the Purchase Contract Agent, the Trustee and the Holders of all the Purchase Contracts affected by such action.

Section 6.05. Record Date for Consents and Waivers. The Company may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Purchase Contracts. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to give, make or take any such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite number of Outstanding Purchase Contracts prior to the date which is the 120th day after such record date, any such waiver or consent previously given shall automatically and, without further action by any Holder be cancelled and of no further effect.

ARTICLE 7

REMEDIES

Section 7.01. Unconditional Right of Holders to Receive WGP Common Units or Shares of APC Stock. In accordance with and subject to the provisions of this Agreement, each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the WGP Common Units or shares of APC Stock, as the case may be, pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the WGP Common Units or shares of APC Stock, as the case may be, and such right shall not be impaired without the consent of such Holder.

Section 7.02. Notice To Purchase Contract Agent; Limitation On Proceedings. Holders of not less than 25% of Outstanding Purchase Contracts, by notice given to the Purchase Contract Agent, may request that Purchase Contract Agent to institute proceedings with respect to a default relating to any covenant hereunder. No Holder of Purchase Contracts may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the

Outstanding Purchase Contracts, as well as an offer of security or indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of the WGP Common Units or shares of APC Stock, as the case may be, deliverable upon settlement of the Purchase Contracts on any Settlement Date.

Section 7.03. Restoration of Rights and Remedies. If any Holder or the Purchase Contract Agent has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder or the Purchase Contract Agent, then and in every such case, subject to any determination in such proceeding, the Company and such Holder or the Purchase Contract Agent shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 7.04. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders or the Purchase Contract Agent is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.05. Delay or Omission Not Waiver. No delay or omission of any Holder or the Purchase Contract Agent to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders or the Purchase Contract Agent may be exercised from time to time, and as often as may be deemed expedient, by such Holders or the Purchase Contract Agent.

Section 7.06. Undertaking for Costs. Each party to this Agreement agrees, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Purchase Contract Agent or, if applicable, in any suit for the enforcement of the right to receive the WGP Common Units or shares of APC Stock, as the case may be, or other Exchange Property deliverable upon settlement of the Purchase Contracts.

Section 7.07. Waiver of Stay or Execution Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.08. Control by Majority. The Holders of not less than a majority in number of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent shall be entitled to security or indemnity reasonably satisfactory to it against any loss, liability or expense that it may incur in connection therewith. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law or the Purchase Contract Agreement, that may involve it in personal liability, or that may be unduly prejudicial to the Holders of Purchase Contracts not joining in the action (it being understood that the Purchase Contract Agent does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders).

ARTICLE 8

THE PURCHASE CONTRACT AGENT AND TRUSTEE

Section 8.01. Certain Duties and Responsibilities. (a) Each of the Purchase Contract Agent and Trustee undertakes to perform, with respect to the Units and Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the duties and obligations of the Purchase Contract Agent with respect to the Purchase Contracts shall be determined solely by the express provisions of this Agreement, and the Purchase Contract Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent or the Trustee;

(ii) in the absence of bad faith on the part of the Purchase Contract Agent and/or the Trustee, as applicable, the Purchase Contract Agent and/or the Trustee, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Purchase Contract Agent and/or the Trustee, as applicable, and conforming to the requirements of this Agreement; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent and/or the Trustee, the Purchase Contract Agent and/or the Trustee, as applicable, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(iii) the Purchase Contract Agent and/or the Trustee, as applicable, shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Purchase Contract Agent and/or the Trustee, as applicable, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts;

(iv) the Purchase Contract Agent and/or the Trustee, as applicable, shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 7.08 relating to the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent and/or the Trustee, as applicable, or exercising any right or power conferred upon the Purchase Contract Agent and/or the Trustee, as applicable, under this Agreement; and

(v) if a default occurs and is continuing, the Purchase Contract Agent and/or the Trustee, as applicable, shall be under no obligation to exercise any of its rights or powers under this Agreement at the request or direction of any of the Holders unless the Holders have offered to the Purchase Contract Agent and/or the Trustee, as applicable, security or indemnity reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(c) This Agreement shall not be deemed to create a fiduciary relationship under state or federal law between The Bank of New York Mellon Trust Company, N.A., in its capacity as the Purchase Contract Agent, and any Holder of any Equity-Linked Security.

None of the provisions contained in this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. The Purchase Contract Agent and the Trustee shall not be required to give any bond or surety in respect of the performance of their respective powers or duties hereunder. Whether or not therein expressly so provided, every provision of this Agreement that in any way relates to the Purchase Contract Agent or the Trustee is subject to this Section 8.01.

Section 8.02. Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Purchase Contracts, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived. Except in the case of a default relating to a payment or delivery with respect to any Security, the Purchase Contract Agent may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

Section 8.03. Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 8.01:

(a) the Purchase Contract Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Purchase Contract Agent by a Board Resolution;

(c) the Purchase Contract Agent may consult with counsel of its selection and any advice of such counsel promptly confirmed in writing shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement (including, without limitation, pursuant to Section 7.02 or Section 7.08), unless such Holders shall have offered to the Purchase Contract Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Purchase Contract Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

(f) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in number of the Outstanding Purchase Contracts; provided that, if the payment within a reasonable time to the Purchase Contract Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Purchase Contract Agent, not reasonably assured to the Purchase Contract Agent by the security afforded to it by the terms of this Agreement, the Purchase Contract Agent may require security or indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Purchase Contract Agent or any predecessor Purchase Contract Agent, shall be repaid by the Company upon demand;

(g) the Purchase Contract Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Purchase Contract Agent shall not be charged with knowledge of any default with respect to a series of Securities unless either (i) a Responsible Officer of the Purchase Contract Agent assigned to the Corporate Trust Office of the Purchase Contract Agent (or any successor division or department of the Purchase Contract Agent) shall have actual knowledge of such default or (ii) written notice of such default shall have been given to a Responsible Officer of the Purchase Contract Agent by the Company or any Holder;

(i) the permissive rights of the Purchase Contract Agent hereunder shall not be construed as duties;

(j) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent and the Trustee (whether or not the Trustee is expressly referred to in connection with any such rights, privileges, protections, immunities and benefits) in each of their capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) each of the Purchase Contract Agent and the Trustee may request that the Company deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Agreement, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded; and

(l) neither the Purchase Contract Agent nor the Trustee shall be responsible for delays or failures in performance of its obligations hereunder resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility, it being understood that each of the Purchase Contract Agent and the Trustee shall use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 8.04. Not Responsible for Recitals. The recitals contained herein and in the Certificates shall be taken as the statements of the Company and neither the Purchase Contract Agent nor the Trustee assumes any responsibility for their accuracy. Neither the Purchase Contract Agent nor the Trustee makes any representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts. Neither the Purchase Contract Agent nor the

Trustee shall be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts or any money paid to the Company or upon the Company’s direction under any provision of this Agreement. The Trustee and Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder (i) to perform any calculations or make any determinations under this Agreement or the Indenture, including with respect to the calculation or determination of any market values, references prices or unit prices (or any adjustments thereto), (ii) to determine the Fixed Settlement Rates (or any adjustments thereto), or whether any facts exist that may require any adjustment (including a Trigger Event) of the Fixed Settlement Rates, or (iii) with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in the Indenture provided to be employed, in making the same. The Trustee and Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any WGP Common Units, shares of APC Stock or of any securities, property or cash that may at any time be issued or delivered hereunder or under the Indenture; and the Trustee and Purchase Contract Agent make no representations with respect thereto. Neither the Trustee nor the Purchase Contract Agent shall be responsible for any failure of the Company to issue, transfer or deliver any WGP Common Units or shares of APC Stock or stock certificates or other securities or property or cash on the Mandatory Settlement Date or any other date under this Agreement or the Indenture, or to comply with any of its covenants. Neither the Trustee nor the Purchase Contract Agent shall be responsible for determining whether any event contemplated by this Agreement or the Indenture has occurred that makes a Purchase Contract eligible for settlement or no longer eligible therefor until the Company has delivered to a Responsible Officer of the Trustee and the Purchase Contract Agent the notices with respect to the commencement or termination of such settlement rights, on which notices the Trustee and the Purchase Contract Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Purchase Contract Agent immediately after the occurrence of any such event or at such other times as shall be provided for in this Agreement and the Indenture.

Section 8.05. May Hold Units and Purchase Contracts. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent, the Trustee and any of their Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Notes.

Section 8.06. Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as specifically agreed in writing with the Company.

Section 8.07. Compensation, Reimbursement and Indemnification. The Company covenants and agrees to pay to the Purchase Contract Agent from time to time, and the Purchase Contract Agent shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Purchase Contract Agent and the Company covenants and agrees to pay or reimburse the Purchase Contract Agent and each predecessor Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Purchase Contract Agent and each predecessor Purchase Contract Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Purchase Contract Agent), incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement and performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises. The obligations of this Agreement under this Section 8.07 to compensate and indemnify the Purchase Contract Agent and each predecessor Purchase Contract Agent and to pay or reimburse the Purchase Contract Agent and each predecessor Purchase Contract Agent for expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the resignation or removal of the Purchase Contract Agent. If the Purchase Contract Agent incurs any expenses, or if the Purchase Contract Agent is entitled to any compensation for services rendered (including fees and expenses of its agent and counsel), in each case, in connection with the performance of its obligations under this Agreement after the occurrence of a Bankruptcy Event, then any such expenses or compensation are intended to constitute expenses of administration under applicable Bankruptcy Laws. To secure the Company’s payment obligations in this Section 8.07, the Purchase Contract Agent shall have a lien prior to the Securities on all money or property held or collected by the Purchase Contract Agent, and such lien shall survive the termination of this Agreement or the resignation or removal of the Purchase Contract Agent.

Section 8.08. Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder. The Purchase Contract Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia having a combined capital and surplus of at least $25,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 8.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 8.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by the Holders of a majority in number of the Outstanding Purchase Contracts. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Purchase Contract Agent within 30 days after evidence of such removal is delivered to the Company and Purchase Contract Agent, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii) the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months (or since the date of this Agreement) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 8.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 8.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months (or since the date of this Agreement), on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 8.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent. At the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment or reimbursement of any amounts due to it hereunder, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 8.11. Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Equity-Linked Securities shall have been authenticated on behalf of the Holders by the Trustee and Purchase Contract Agent then in office, but not delivered, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such Purchase Contract Agent’s authentication and deliver the Equity-Linked Securities so authenticated with the same effect as if such successor Purchase Contract Agent had itself authenticated such Equity-Linked Securities. Any successor to the Trustee under the Indenture shall without further act succeed as Trustee under this Agreement.

Section 8.12. Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If three or more Holders (such three or more Holders, the “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application (or since the date of this Agreement), and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 8.13. Tax Compliance. (a) The Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any WGP Common Units or shares of APC Stock delivered upon settlement of the Purchase Contracts, any amounts paid in lieu of fractional WGP Common Units or fractional shares of APC Stock upon settlement of the Purchase Contracts, and any other amounts included in the Purchase Contract Settlement Fund paid to Holders upon settlement of any Purchase Contracts or (ii) the issuance, delivery, holding, transfer or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b) The Purchase Contract Agent shall, in accordance with the terms hereof, comply with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 8.01(b)(ii).

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request. For the avoidance of doubt, any costs or expenses incurred by the Purchase Contract Agent in connection with complying with its obligations under this Section 8.13 shall be covered by Section 8.07.

ARTICLE 9

SUPPLEMENTAL AGREEMENTS

Section 9.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company, the Purchase Contract Agent and the Trustee at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(i) evidence the succession of another Person to the Company’s obligations, and the assumption by any such successor of the covenants and obligations of the Company under this Agreement and the Units and Separate Purchase Contracts, if any;

(ii) add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers hereunder;

(iii) evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv) upon the occurrence of a Reorganization Event, solely (a) provide that each Purchase Contract shall become a contract to purchase WGP Exchange Property or APC Exchange Property, as applicable, and (b) effect the related changes to the terms of the Purchase Contracts, in each case, as required pursuant to Section 5.02(a) and Section 5.02(b);

(v) conform the terms of the Purchase Contracts or the provisions of this Agreement to the “Description of the purchase contracts” or “Description of the Units” sections in the Prospectus Supplement;

(vi) cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent, so long as such action does not adversely affect the interest of the Holders; or

(vii) make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the Holders.

Section 9.02. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority in number of the Outstanding Purchase Contracts, the Company, when authorized by a Board Resolution, the Purchase Contract Agent and the Trustee may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an Outstanding Purchase Contract affected thereby:

(i) reduce the number of WGP Common Units deliverable or shares of APC Stock issuable, as the case may be, upon settlement of the Purchase Contracts (except to the extent expressly provided in Section 5.01);

(ii) change the Mandatory Settlement Date, the Early Settlement Right or the Fundamental Change Early Settlement Right;

(iii) reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or the Purchase Contract Agreement; or

(iv) impair the right to institute suit for the enforcement of the Purchase Contracts.

It shall not be necessary for any consent of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent and Trustee shall be provided, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and does not violate the Indenture, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent and Trustee may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s or Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 9.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 9.05. Reference to Supplemental Agreements. Securities authenticated on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities.

Section 9.06. Notice of Supplemental Agreements. After any supplemental agreement under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental agreement; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental agreement.

ARTICLE 10

CONSOLIDATION, MERGER, SALE, ASSIGNMENT, TRANSFER, LEASE OR CONVEYANCE

Section 10.01. Covenant Not to Consolidate, Merge, Sell, Assign, Transfer, Lease or Convey Property Except Under Certain Conditions. The Company covenants that it will not merge with or into or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or entity, unless:

(i) the resulting, surviving or transferee entity (if not the Company) is a corporation, partnership or trust organized and existing under the laws of any domestic or foreign jurisdiction, and such entity (if not the Company) expressly assumes in writing all of the Company’s obligations under the Units, the Purchase Contracts and this Agreement;

(ii) immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the Units, the Purchase Contracts or this Agreement; and

(iii) the Company has delivered to the Purchase Contract Agent the Officers’ Certificate and Opinion of Counsel required under Section 10.03.

Section 10.02. Rights and Duties of Successor Entity. In case of any such merger, consolidation, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor entity in accordance with Section 10.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofor shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent and Trustee (if applicable) shall authenticate on behalf of the Holders and deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent and Trustee for authentication, and any Security evidencing Units or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent and Trustee for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofor or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Securities evidencing Units or Purchase Contracts thereafter to be issued as may be appropriate.

Section 10.03. Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 8.01 and Section 8.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been complied with.

ARTICLE 11

COVENANTS OF THE COMPANY

Section 11.01. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units and Purchase Contracts that it will duly and punctually perform its obligations under the Units and Purchase Contracts in accordance with the terms of the Units and Purchase Contracts and this Agreement.

Section 11.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, New York City, an office or agency where Securities may be presented or surrendered for acquisition of WGP Common Units or shares of APC Stock, as the case may be, deliverable upon settlement of the Purchase Contracts on any Settlement Date, and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company shall give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The Company shall give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 11.03. Statements of Officers of the Company as to Default; Notice of Default. (a) The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the Issue Date is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall promptly deliver to the Purchase Contract Agent written notice of the occurrence of any default in the performance and observance of any of the terms, provisions and conditions hereof and the status thereof.

Section 11.04. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, and the material rights, licenses and franchises of the Company; provided that this Section 11.04 shall not prohibit any transaction otherwise permitted by Article 10.

Section 11.05. Company to Reserve APC Stock. The Company shall at all times reserve and keep available out of its authorized but unissued APC Stock, solely for issuance and delivery upon settlement of the Purchase Contracts, that number of shares of APC Stock as shall from time to time be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a Unit), assuming settlement per Purchase Contract at the Share Cap.

Section 11.06. Covenants as to APC Stock and Listing. (a) The Company covenants that all shares of APC Stock issuable upon settlement of any Outstanding Purchase Contract will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

The Company further covenants that, if at any time the APC Stock shall be listed on the NYSE or any other national securities exchange, the Company shall, if permitted by the rules of such exchange, list and keep listed or reserve for listing and keep reserved for listing, so long as the APC Stock shall be so listed on such exchange, all APC Stock issuable upon settlement of the Purchase Contracts.

(b) The Company shall apply to list the Units on the NYSE under the symbol “AEUA,” subject to satisfaction of the NYSE’s minimum listing standards with respect to the Units.

(c) The Company covenants that all WGP Common Units delivered upon settlement of the Purchase Contracts will have been approved for listing on the NYSE.

Section 11.07. Tax Treatment. The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (a) treat a Unit as an investment unit composed of two separate instruments, a Purchase Contract and a Note, (b) treat each Purchase Contract as a prepaid forward contract to purchase a variable number of WGP Common Units or, at the Company’s election, shares of APC Stock on the Settlement Date, (c) treat the Notes as indebtedness of the Company and (d) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Note and the Purchase Contract in proportion to their relative fair market values so that such Beneficial Holder’s initial tax basis in each Note will be $10.9507 and each such Beneficial Holder’s initial tax basis in each Purchase Contract will be $39.0493.

Section 11.08. Foreign Reorganizations. The Company shall not consummate any Foreign Reorganization until the sixth Trading Day immediately following the Fundamental Change Early Settlement Date related to such Foreign Reorganization (or, if earlier, the third Trading Day immediately following the Mandatory Settlement Date).

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Albert L. Richey
Name:	Albert L. Richey
Title:	Senior Vice President, Finance and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the Indenture

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Attorney-in-Fact of the Holders from time to time as provided under the Purchase Contract Agreement

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF UNIT]

[THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include if a Global Unit.

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ANADARKO PETROLEUM CORPORATION

7.50% TANGIBLE EQUITY UNITS

CUSIP No. 032511 404
ISIN No. US0325114041
No.	[Initial]* Number of Units

This Unit certifies that [CEDE & CO., as nominee of The Depository Trust Company]*[                    ]** (the “Holder”), or registered assigns, is the registered owner of the number of Units set forth above[, which number may from time to time be reduced or increased, as set forth on Schedule A, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number, taken together with the number of all other outstanding Units, shall not exceed 8,000,000 Units at any time (as increased by a number equal to the aggregate number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement)]*.

Each Unit consists of (i) a Purchase Contract issued by the Company, and (ii) a Note issued by the Company. Each Unit evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 10, 2015 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time (including its successors hereunder, the “Purchase Contract Agent”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (including its successors hereunder, the “Trustee”) under the Indenture referred to therein (the “Indenture”).

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustee, the Company and the Holders and of the terms upon which the Units are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate a Unit into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to re-create a Unit.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (1) treat a Unit as an investment unit composed of two separate instruments, a Purchase Contract and a

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Note, (2) treat each Purchase Contract as a prepaid forward contract to purchase a variable number of WGP Common Units or, at the Company’s election, APC Stock on the Settlement Date, (3) treat the Notes as indebtedness of the Company and (4) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Note and the Purchase Contract based on their relative fair market value so that such Beneficial Holder’s initial tax basis in each Note will be $10.9507 and each such Beneficial Holder’s initial tax basis in each Purchase Contract will be $39.0493.

The Units and the rights and obligations of the parties under the Units, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

In the event of any inconsistency between the provisions of this Unit and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

[SIGNATURES ON THE FOLLOWING PAGE]

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

4

UNIT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE

INDENTURE

This is one of the Units referred to in the within mentioned Purchase Contract Agreement.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the Indenture

By:
Authorized Signatory

5

[FORM OF REVERSE OF UNIT]

[Intentionally Blank]

6

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES IN NUMBER OF UNITS

EVIDENCED BY THIS GLOBAL UNIT]*

The initial number of Units evidenced by this Global Unit is [            ]. The following increases or decreases in this Global Unit have been made:

Date	Amount of increase in number of Units evidenced by the Global Unit	Amount of decrease in number of Units evidenced by the Global Unit	Number of Units evidenced by the Global Unit following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Unit.

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ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

The Bank of New York Mellon Trust Company, N.A.

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: DWACs

Email: exhibitrequests@bnymellon.com

Re: Separation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to separate              Units [as to which it holds a Book-Entry Interest]* (the “Relevant Units”) into a number of Notes equal to the number of Relevant Units and a number of Purchase Contracts equal to the number of Relevant Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated June 10, 2015 among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to therein. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* (i) the number of Separate Notes and (ii) number of Separate Purchase Contracts represented by the number of Units specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

8

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]*.

Dated:

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

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ATTACHMENT 2

[FORM OF RECREATION NOTICE]

The Bank of New York Mellon Trust Company, N.A.

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: DWACs

Email: exhibitrequests@bnymellon.com

Re: Recreation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to recreate              Units [as to which it holds a Book-Entry Interest]* (the “New Units”) from a number of Separate Notes equal to the number of New Units and a number of Separate Purchase Contracts equal to the number of New Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of June 10, 2015 among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to therein. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* the number of Units specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

10

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]*.

Dated:

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

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ATTACHMENT 3

ANADARKO PETROLEUM CORPORATION

PURCHASE CONTRACTS

No.	Initial Number of Purchase Contracts:

This Purchase Contract certifies that The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact of holder(s) of the Purchase Contracts evidenced hereby, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed 8,000,000 Purchase Contracts at any time (as increased by a number equal to the aggregate number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement).

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number of common units representing limited partner interests in Western Gas Equity Partners, LP (“WGP Common Units”) (subject to the Company’s right to elect to deliver shares of its common stock, par value $0.10 per share (“APC Stock”), in lieu of such WGP Common Units) equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

12

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

Dated:

13

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

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PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated:

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[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 10, 2015 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time (including its successors hereunder, the “Purchase Contract Agent”) and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to therein. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of WGP Common Units (subject to the Company’s right to elect to deliver shares of APC Stock in lieu of such WGP Common Units) equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date, pursuant to the terms of the Purchase Contract Agreement.

No fractional WGP Common Units will be delivered, and no fractional shares of APC Stock will be issued and delivered upon settlement of Purchase Contracts, as provided in Section 4.13 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the 7.50% Tangible Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Notes and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Notes. In addition, Separate Purchase Contracts can be recombined with Separate Notes to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

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Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts and the rights and obligations of the parties under the Purchase Contracts, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the WGP Common Units, the APC Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:	_______________	Custodian	_______________
	(cust)		(minor)
Under Uniform Gifts to Minors
Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

18

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for WGP Common Units, shares of APC Stock or other securities, as applicable, deliverable upon settlement of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, and/or a check in payment for the cash deliverable upon settlement of such Purchase Contracts (including for any fractional WGP Common Unit or fractional share of APC Stock) be paid, to the undersigned at the address indicated below unless a different name and address have been indicated below. If WGP Common Units, shares of APC Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:
(if assigned to another Person)

If securities are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any

19

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate for WGP Common Units, shares of APC Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, and/or a check in payment for the cash deliverable upon such Early Settlement (including for any fractional WGP Common Unit or fractional share of APC Stock) be paid, together with any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If WGP Common Units, shares of APC Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature

Signature Guarantee:

20

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If WGP Common Units, shares of APC Stock or other securities are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any

21

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES

IN THE NUMBER OF PURCHASE CONTRACTS

EVIDENCED BY THIS PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this certificate is                     . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

22

ATTACHMENT 4

ANADARKO PETROLEUM CORPORATION

1.50% SENIOR AMORTIZING NOTES DUE 2018

No.	Initial Number of Notes:

ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact of holder(s) of the Notes evidenced hereby, or its registered assigns (the “Holder”), the initial principal amount of $10.9507 for each of the number of Notes set forth above, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture, but which number of Notes, taken together with the number of all other Outstanding Notes, shall not exceed 8,000,000 Notes at any time (as increased by a number of Notes equal to the number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), in equal quarterly installments (except for the first such payment) (each such payment, an “Installment Payment,” constituting a payment of interest at the rate per year of 1.50% and a partial repayment of principal) payable on each March 7, June 7, September 7 and December 7, commencing on September 7, 2015 (each such date, an “Installment Payment Date” and the period from, and including, June 10, 2015 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), all as set forth on the reverse hereof, with the final Installment Payment due and payable on June 7, 2018.

The Installment Payment on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Installment Payment for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the number of days elapsed per 30-day month. In the event that any Installment Payment Date is not a Business Day, then payment of the Installment Payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Installment Payments shall be paid to the Person in whose name the Note is registered at the close of business on February 23, May 23, August 23 and November 23, as applicable (each, a “Regular Record Date”). Installment Payments on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of

23

America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Note in the case of the Installment Payment due on the Maturity Date; provided, however, that if this Note is not a Global Note, (i) Installment Payments, other than the final Installment Payment, will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and the final Installment Payment will be made by check against surrender of this Note; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Note, if this Note has an initial principal amount of at least $1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any Installment Payment other than the final Installment Payment, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such Installment Payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Note, remaining in effect as to such Holder and this Note unless and until new instructions are given in the manner described above; provided further, that notwithstanding anything in the foregoing to the contrary, if this Note is a Global Note, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

24

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes of the series designated herein referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

25

REVERSE OF NOTE

ANADARKO PETROLEUM CORPORATION

1.50% Senior Amortizing Notes due 2018

This Note is one of a duly authorized series of Securities of the Company designated as its 1.50% Senior Amortizing Notes due 2018 (herein sometimes referred to as the “Notes”), issued under the Indenture for Debt Securities, dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of June 10, 2015 (the “Third Supplemental Indenture”), between the Company and the Trustee (the Base Indenture and, as supplemented by the Third Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in the Third Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at an annual rate of 1.50%) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
September 7, 2015	$0.8666	$0.0397
December 7, 2015	$0.8997	$0.0378
March 7, 2016	$0.9031	$0.0344
June 7, 2016	$0.9064	$0.0311
September 7, 2016	$0.9098	$0.0277
December 7, 2016	$0.9133	$0.0242
March 7, 2017	$0.9167	$0.0208
June 7, 2017	$0.9201	$0.0174
September 7, 2017	$0.9236	$0.0139
December 7, 2017	$0.9270	$0.0105
March 7, 2018	$0.9305	$0.0070
June 7, 2018	$0.9340	$0.0035

The Notes shall not be subject to redemption at the option of the Company.

26

This Note is not entitled to the benefit of any sinking fund. The Base Indenture contains provisions in Articles IV and XIII thereof for the satisfaction and discharge of the Indenture and for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in principal amount of the Notes then Outstanding may declare the principal amount of the Notes, plus accrued but unpaid interest thereon, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 7.50% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of June 10, 2015, among the Company, The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units and Notes.

The Notes are initially issued in registered, global form without coupons in denominations initially equal to $10.9507 and integral multiples in excess thereof.

27

This Note and the Indenture, and the rights and obligations of the parties hereto and thereto, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

28

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

29

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

30

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN NUMBER OF NOTES

EVIDENCED BY THIS GLOBAL NOTE

The initial number of Notes evidenced by this Global Note is             . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

31

EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

[THIS SECURITY IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Purchase Contract.

1

ANADARKO PETROLEUM CORPORATION

PURCHASE CONTRACTS

CUSIP No. 032511 123

ISIN No. US0325111237

No.	[Initial]* Number of Purchase Contracts:

This Purchase Contract certifies that [CEDE & CO., as nominee of The Depository Trust Company]* [                    ]**, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above[, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed 8,000,000 Purchase Contracts at any time (as increased by a number equal to the aggregate number of any additional Units purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement)]*.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number of common units representing limited partner interests in Western Gas Equity Partners, LP (“WGP Common Units”) (subject to the Company’s right to elect to deliver shares of its common stock, par value $0.10 per share (“APC Stock”), in lieu of such WGP Common Units) equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Purchase Contract.
**	Include only if not a Global Purchase Contract.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ANADARKO PETROLEUM CORPORATION

By:
Name:
Title:

Dated:

3

REGISTERED HOLDER(S) (as to
obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

4

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated:

5

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 10, 2015 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time (including its successors hereunder, the “Purchase Contract Agent”) and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture referred to therein. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of WGP Common Units (subject to the Company’s right to elect to deliver shares of APC Stock in lieu of such WGP Common Units) equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Mandatory Settlement Date, pursuant to the terms of the Purchase Contract Agreement.

No fractional WGP Common Units will be delivered, and no fractional shares of APC Stock will be issued and delivered upon settlement of Purchase Contracts, as provided in Section 4.13 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the 7.50% Tangible Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Notes and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Notes. In addition, Separate Purchase Contracts can be recombined with Separate Notes to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

6

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts and the rights and obligations of the parties under the Purchase Contracts, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the WGP Common Units, the APC Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

7

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:	_______________	Custodian	_______________
	(cust)		(minor)
Under Uniform Gifts to Minors
Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

8

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for WGP Common Units, shares of APC Stock or other securities, as applicable, deliverable upon settlement of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, and/or a check in payment for the cash deliverable upon settlement of such Purchase Contracts (including for any fractional WGP Common Unit or fractional share of APC Stock) be paid, to the undersigned at the address indicated below unless a different name and address have been indicated below. If WGP Common Units, shares of APC Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:
(if assigned to another Person)

If securities are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any

9

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate for WGP Common Units, shares of APC Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, and/or a check in payment for the cash deliverable upon such Early Settlement (including for any fractional WGP Common Unit or fractional share of APC Stock) be paid, together with any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If WGP Common Units, shares of APC Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature

Signature Guarantee:

10

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If WGP Common Units, shares of APC Stock or other securities are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any

11

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES

IN THE NUMBER OF PURCHASE CONTRACTS

EVIDENCED BY THIS PURCHASE CONTRACT]*

The initial number of Purchase Contracts evidenced by this certificate is                     . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Purchase Contract.

12